EXHIBIT 4.9

                        HARVARD CAPITAL ACCUMULATION PLAN


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                        HARVARD CAPITAL ACCUMULATION PLAN

                            (Effective April 1, 1988)



                      (Restated effective January 1, 1989,
                  including amendments per Determination Letter
                            dated December 13, 1994)


                                                                     MARCH, 1994
                                                                         EDITION


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                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS
                Section     1.1      Parties.........................................................  1
                            1.2      Important Dates.................................................  2
                            1.3      Service and Compensation........................................  2
                            1.4      Miscellaneous...................................................  6
                            1.5      Construction....................................................  7

ARTICLE II      PARTICIPATION
                Section     2.1      Year of Service.................................................  7
                            2.2      Eligibility for Participation...................................  8
                            2.3      Participation...................................................  8
                            2.4      Continuing Participation........................................  8
                            2.5      Reemployment After Termination of Employment....................  8

ARTICLE III     CONTRIBUTIONS
                Section     3.1      Employer's Matching Contribution................................  8
                            3.1A     Temporary Suspension of Matching Contributions..................  9
                            3.2      Payment of Employer Matching Contributions......................  9
                            3.3      Return of Contributions.........................................  9
                            3.4      Participant's Salary Reduction Election.........................  9
                            3.5      Participant's Voluntary Contributions........................... 10
                            3.6      Participant Withdrawals......................................... 11
                            3.7      Limitations on Participant's Salary Reduction Election or
                                     Elective Deferrals.............................................. 12
                            3.8      Limitations on Employee Contributions and Matching
                                     Employer Contributions.......................................... 13
                            3.9      Limitations on Contributions and Benefits....................... 15
                            3.10     Distribution of Excess Deferrals................................ 16
                            3.11     Excess Contributions............................................ 17
                            3.12     Excess Aggregate Contributions.................................. 17
                            3.13     Self-Directed Accounts.......................................... 18
                            3.14     Employer Rollover Contributions................................. 19

ARTICLE IV      PARTICIPANTS' ACCOUNTS
                Section     4.1      Individual Accounts............................................. 20
                            4.2      Valuation of the Trust.......................................... 20
                            4.3      Adjustments and Allocations to Accounts......................... 20
                            4.4      Combined Limitations............................................ 21

ARTICLE V       PAYMENT OF BENEFITS
                Section     5.1      Vesting......................................................... 23
                            5.2      Retirement...................................................... 23
                            5.3      Age 59-1/2...................................................... 23
                            5.4      Disability...................................................... 23
                            5.5      Death........................................................... 23
                            5.6      Termination of Employment Prior to Retirement Disability
                                     or Death........................................................ 24
                            5.7      Limitation on Distributions..................................... 24
                            5.8      Distribution upon Retirement, Disability, Death or Other
                                     Termination of Employment....................................... 25
                            5.9      Direct Rollovers Permitted...................................... 26
                            5.10     Mandatory Distributions of Small Accounts....................... 27

ARTICLE VI      PAYMENT OF ACCRUED BENEFITS OF PRIOR PLANS
                Section     6.1      Prior Plans Defined............................................. 28
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                            6.2      Payment of Benefits Accrued to March 31, 1988 under
                                      Prior Plans.................................................... 28
                            6.3      Allocations..................................................... 32

ARTICLE VII     FIDUCIARY RESPONSIBILITY
                Section     7.1      Named Fiduciary................................................. 32
                            7.2      Allocation of Fiduciary Responsibility.......................... 32
                            7.3      Service in More than One Capacity............................... 32
                            7.4      Employment of Advisers.......................................... 32
                            7.5      Compensation of Fiduciaries and Advisers........................ 32
                            7.6      Liability of Fiduciaries........................................ 33

ARTICLE VIII    PLAN ADMINISTRATION
                Section     8.1      Plan Committee.................................................. 33
                            8.2      Duties and Powers of Plan Committee............................. 33
                            8.3      Claims Procedure................................................ 34
                            8.4      Records and Reports............................................. 34
                            8.5      Application and Forms for Benefits.............................. 35

ARTICLE IX      AMENDMENT, MERGER AND TERMINATION OF THE PLAN
                Section     9.1      Right to Amend or Terminate..................................... 35
                            9.2      Action by Employer.............................................. 35
                            9.3      Effect of Termination........................................... 35
                            9.4      Partial Termination............................................. 35
                            9.5      Manner of Distribution.......................................... 36
                            9.6      Merger.......................................................... 36
                            9.7      Successor Employer.............................................. 36
                            9.8      Discontinuance of Employer Contributions........................ 36
                            9.9      Prospective Amendment of Vesting Schedule....................... 37
                            9.10     Amendment Affecting Vested Benefits............................. 37

ARTICLE X      TOP-HEAVY AND OWNER-EMPLOYEE PROVISIONS AND DEFINITIONS
               Section      10.1     Top-Heavy Plan Definitions....................................... 37
                            10.2     Effective Date.................................................. 40
                            10.3     Minimum Contribution Requirements............................... 40
                            10.4     Maximum Compensation Limitation................................. 41
                            10.5     Adjustment to Section 415 Limits................................ 41
                            10.6     Remedial Provisions............................................. 41

ARTICLE XI     MISCELLANEOUS
               Section      11.1     Non-Guarantee of Employment...................................... 41
                            11.2     Non-Alienation of Benefits...................................... 41
                            11.3     Facility of Payment............................................. 42
                            11.4     Exclusive Benefit............................................... 42
                            11.5     No Reversion.................................................... 42
                            11.6     Effect of Social Security Benefits.............................. 42
                            11.7     Titles.......................................................... 42
                            11.8     Severability.................................................... 42
                            11.9     Applicable Law.................................................. 42
                            11.10    Initial Qualification........................................... 42
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                                    PREAMBLE

         Harvard Industries, Inc. has adopted the Harvard Capital Accumulation Plan, effective April 1, 1988 to provide benefits for eligible Employees. This Plan also has been adopted as of April 1, 1988 by subsidiaries of Harvard Industries, Inc. who maintained Prior Plans by the restatement of and merger of such Prior Plans into this Plan. It is specifically intended that no Prior Plan will be considered terminated as a result of its merger into this Plan. The term "Prior Plant" includes the following Plans: Harman Deferred Income Plan; Harvard Industries, Inc. ESNA Division Retirement Plan; Harvard Industries, Inc. Anchor Swan Division Retirement Plan; Hayes- Albion Salaried Employees Savings Profit Sharing Plan; and Kooima Machine Works Profit Sharing Plan. As required by the Tax Reform Act of 1986 and the Revenue Procedures issued by the Internal Revenue Service, this Restatement of the Capital Accumulation Plan is effective January 1, 1989, except where otherwise indicated.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words shall have the meaning set forth below, unless otherwise clearly required by the context.

                  1.1      PARTIES.

                           (a) "Employer" means Harvard Industries, Inc., a
Delaware corporation, and any successor. Employer shall also include any organization affiliated with Harvard Industries, Inc. which, with its consent, adopts the Plan as provided in Section 9.2, but each Employer shall be deemed an Employer only with respect to its Employees.

                           (b) "Plan Administrative Committee" or "Committee"
means the Committee established by the Employer to administer the Plan as set forth in Article VIII hereof.

                           (c) "Trustee" means the corporation, individual or
individuals appointed by the Employer to hold and administer the assets of the Trust.

                           (d) "EMPLOYEE" means an individual employed by the
Employer or an Affiliated Employer, except that such term shall not include any leased employee as defined in Section 414(n)(2).

                           (e) "PARTICIPANT" means an Employee who has satisfied
the eligibility requirements and has entered the plan as provided in Article II.

                           (f) "BENEFICIARY" or "Designated Beneficiary" means a
person or persons (natural or otherwise) designated by a Participant to receive any death benefit payable under this plan. If there is no such designation, or if the designated person or persons predecease the Participant, Beneficiary shall mean the surviving spouse, surviving children, surviving parents or estate of the Participant, in the order listed.

                           (g) "PLAN" means the Harvard Capital Accumulation
Plan as set forth herein and as it may be amended in the future.

                           (h) "TRUST" or "Trust Agreement" means the Harvard
Capital Accumulation Plan Trust established by the Employer.

                           (i) "AFFILIATED EMPLOYER" means the Employer and any
corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

                           (j) "HIGHLY COMPENSATED EMPLOYEE" means both highly
compensated active Employees and highly compensated former Employees as described in Section 414(q) of the Code and the regulations thereunder.

                           (k) "FAMILY MEMBER" means an individual described in
Section 414(q)(6)(B) of the Code and the Treasury Regulations thereunder.


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                           (l) "NON-HIGHLY COMPENSATED EMPLOYEE" means an
Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

                  1.2      IMPORTANT DATES.

                           (a) "Effective Date" means April 1, 1988, the date on
which the provisions of the Plan became effective.

                           (b) "Plan Year" means the calendar year.

                           (c) "Anniversary Date" means the last day of each
Plan Year after the Effective Date.

                           (d) "Limitation Year" means the Plan Year.

                           (e) "Restated Effective Date" means January 1, 1989.

                  1.3      Service and Compensation.

                           (a) "Hour of Service" means:

                                    (1) Each hour for which an Employee is paid,
or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

                                    (2) Each hour for which an Employee is paid,
or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200(b)2 of the Department of Labor Regulations which are incorporated herein by reference; and

                                    (3) Each hour for which back pay,
irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph
(1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                                    (4) Hours of service will be credited for
employment with other members of an affiliated service group, a controlled group of corporations, or a group of trade or businesses under common control of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to Section 414(o) and the regulations thereunder. Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

                                    (5) For absences beginning on or after the
first day of the Plan Year, solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a Plan Year (or other computation period), an Employee who is on Maternity or Paternity Leave shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph for any single absence due to Maternity or Paternity Leave. The Hours of Service credited under this paragraph shall be credited only (i) in the Plan Year (or other computation period) in which the absence begins if the crediting is necessary to prevent a One Year Break in Service in that period, or (ii) in any other case, in the immediately following Plan Year (or other computation period).

                           (b) "ONE-YEAR BREAK IN SERVICE" means a Plan Year
during which an Employee fails to complete at least 500 Hours of Service. For purposes of Section 2.1, the relevant eligibility computation period shall be substituted for the Plan Year.

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                           (c) "YEARS OF SERVICE" MEANS:

                                    (1) For purposes of eligibility to
participate, as provided in Section 2.1.

                                    (2) Years of Service credited prior
to a period of consecutive One-Year Breaks in Service shall not be credited if the number of consecutive One-Year Breaks in Service during such period before the Employee earns any vested benefit in Employer contributions under the Plan equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Service before such period.

                                    (3) An Employee's Years of Service shall
include Years of Service with the Employer in noncovered employment and with other members of a controlled group of corporations or businesses under common control which includes the Employer and with other members of an affiliated service group which includes the Employer.

                           (d) "COMPENSATION" MEANS:

                                    (1) For Employees who are paid on an hourly
basis, the total taxable compensation paid to such Employee by the Employer during the Plan Year;

                                    (2) For Employees who are paid on a salaried
basis, the Employee's base salary increased by any overtime and shift premium pay received by the Employee during the Plan Year, and including the Participant's Elective Deferrals for the Plan year, but excluding any bonus or other additional compensation; and excluding amounts paid prior to an Employee becoming a ParticiPant hereunder and amounts paid after an Employee ceases to be eligible to be a Participant in accordance with Section 2.2 hereof. Effective as of January 1, 1989, no Employee shall be permitted to have Elective Deferrals or any other contributions made by Employer under this Plan during any calendar year based on compensation in excess of $200,000.00 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

                                    (3) In determining the compensation of a
highly compensated Employee, the rules of IRC ss.414(g)(6) shall apply, except that for this purpose the term "Family" shall include only the spouse of the highly compensated Employee and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year. If as a result of the application of these rules, the $200,000 limitation is exceeded, then the limitation shall be pro-rated among the affected individuals in proportion to each such individual's compensation as determined under this paragraph prior to the application of this limitation.

                                    (4) In addition to other applicable
limitations set forth herein, and notwithstanding any other provision herein to the contrary, for Plan Years beginning after December 31, 1993, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000.00, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(b) of the Code. The cost-of-living adjustment in effect for the calendar year applies to any period not exceeding twelve (12) months over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12). For Plan Years beginning on and after January 1, 1994, any reference herein to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an Employee's benefit accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For the determination period beginning before the first day of the first Plan Year beginning on and after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.00 for this purpose.

                           (e) "AUTHORIZED LEAVE OF ABSENCE" means any absence
authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns within the period of authorized absence. In the event of absence due to service in the Armed Forces of the United States, (1) such absence shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer within the period provided by law, and (2) credit for Hours of Service shall be given to the extent required by law.


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                           (f) "EMPLOYMENT COMMENCEMENT DATE" means the first
day on which an Employee completes an Hour of Service for the Employer.

                           (g) "MATERNITY OR PATERNITY LEAVE" means an absence
from work:

                           (1) By reason of pregnancy of the Participant;

                                    (2) By reason of the birth of a child of the
Participant;

                                    (3) By reason of the placement of a child
with the Participant in connection with the adoption of such child by the Participant; or

                                    (4) For purposes of caring for such child,
for a period beginning immediately after such birth or placement.

In approving such leave, the Plan Committee may require the Participant to furnish such timely information as it may reasonably require to establish that the reason for the absence from work is for one of the reasons set forth above and the number of days for which there was such absence.

                  1.4      MISCELLANEOUS.

                           (a) "DISABILITY" means a condition which renders a
Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of a long, continued and indefinite duration. The Plan Committee may require such proof of Disability as it deems necessary, and may require a Participant to be examined by a physician of its own choosing.

                           (b) "PARTICIPANT'S ELECTIVE DEFERRAL" or
"Participant's Elective Contribution" means as to each Participant the amount of the Participant's salary reduction election made pursuant to Section 3.5 during the Plan Year by the Employer and allocated to the Participant's Elective Deferral Account.

                           (c) "EMPLOYER MATCHING CONTRIBUTION" means any
contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's Employer Matching Contribution Account by reason of the Participant's Elective Deferrals.

                           (d) "PARTICIPANT'S Voluntary Contribution" means the
amount of a Participant's compensation which he voluntarily contributes to the Plan to supplement his retirement savings and which is not deductible for federal income tax purposes.

                           (e) "ERISA" means Public Law No. 93-406, the
Employees Retirement Income Security Act of 1974, as amended from time to time.

                           (f) "CODE" means the Internal Revenue Code of 1986
and amendments thereto. All section references to other than sections of this Plan are to sections of the Code.

                           (g) "HARDSHIP" means an immediate and heavy financial
need of a Participant that cannot reasonably be met from other resources of the Participant. Any distribution made based on the existence of hardship shall not exceed the amount needed to meet the need created by the hardship. All determinations of hardship shall be made by the Plan Committee or its designee pursuant to rules uniformly applied to all Participants similarly situated.

                           (h) "ADJUSTMENT FACTOR" means the cost of living
adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall provide.

                           (i) "EXCESS AGGREGATE CONTRIBUTIONS" means, for any
Plan Year, the excess of the aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum contribution percentage amounts permitted by the contribution percentage limits contained in Section 3.8 hereof (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their

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contribution percentages beginning with the highest of such percentages). Such determination shall be made after first determining any Excess Deferral Amounts and then determining Excess Contributions.

                           (j) "EXCESS CONTRIBUTIONS" means, for any Plan Year,
the excess of the aggregate amount of contributions actually taken into account in computing the actual deferral percentage ("ADP") of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted by the ADP limits contained in Section 3.7 hereof (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of actual deferral percentage beginning with the highest of such percentages).

                           (k) "EXCESS DEFERRAL AMOUNTS" means the total of a
Participant's Elective Deferrals made under this Plan for the calendar year and any other amounts deferred by the Participant under any other plan for the Plan Year under Sections 401(k), 408(k) or 403(b) of the Code in excess of the limit imposed on a Participant by Section 402(g) of the Code for the year in which the deferral occurs.

                  1.5 CONSTRUCTION. Words used herein in the masculine include the feminine, in the singular include the plural and in the plural include the singular, unless the context indicates otherwise.

                                   ARTICLE II

                                  PARTICIPATION

                  2.1 YEAR OF SERVICE. For purposes of determining eligibility to participate in the Plan, a "Year of Service" means a consecutive 12-month period during which an Employee completes at least 1,000 Hours of Service for the Employer. During an Employee's first year of employment, the consecutive 12-month period shall commence on the Employee's Employment Commencement Date and end on a date one year later. Thereafter, the consecutive 12-month period shall be the Plan Year, beginning with the first Plan Year commencing after the Employee's Employment Commencement Date. All of an Employee's Years of Service with the Employer shall be credited except Years of Service which are disregarded under Section 1.3(c)(a).

                  2.2 ELIGIBILITY FOR PARTICIPATION. each employee other than an individual whose terms and conditions of employment are determined by a collective bargaining agreement to which the Employer is a party unless the collective bargaining agreement specifically provides for the inclusion of its members in this Plan, shall be eligible to become a Participant upon completion of one Year of Service, except that an individual who becomes an Employee by September 1, 1988 shall become a Participant as of September 1, 1988 (except that individuals who became Employees of Trim Trends, Inc. and any of its subsidiaries by October 1, 1988 shall become Participants as of October 1,
1988).

                  2.3 PARTICIPATION. Each Employee who is employed by the Employer as of April 1, 1988 and who is not excluded under Sections 2.1 and 2.2 shall be a Participant effective as of that date. Each other Employee eligible to participate in accordance with Section 2.2 shall become a Participant as of the first day of the month immediately succeeding the month in which he completes one Year of Service.

                  2.4   CONTINUING PARTICIPATION.

                           (a) The Participant shall continue to be a
Participant until he ceases to be eligible in accordance with Section 2.2 or until his employment with the Employer terminates for whatever reason.

                           (b) During a period of Authorized Leave of Absence,
an Employee shall not be deemed to have incurred a One-Year Break in Service. In the event that an Employee is laid off, such layoff shall be treated as an Authorized Leave of Absence, to the extent that the Employer's personnel policies so provide, or in the absence of any such policies, for a period of one year from the date of layoff.

                  2.5 Reemployment After Termination of Employment. Upon the reemployment of any Employee (or reclassification of an Employee as an Eligible Participant in accordance with Section 2.2) who is still credited with a Year of Service on the date of such reemployment or reclassification, the Employee shall become a Participant on the first day he completes at least one Hour of Service. All of an Employee's Years of Service with the Employer shall be credited except Years of Service which are disregarded under Section 1.3(c)(2).

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                            ARTICLE III

                           CONTRIBUTIONS

           3.1  EMPLOYER'S MATCHING CONTRIBUTION.

                (a) AMOUNT. The amount of the Employer's Matching Contribution shall be equal to 50% of that portion of a Participant's Elective Deferral which does not exceed two (2%) percent of the Participant's Compensation and 25% of a Participant's Elective Deferral which exceeds two (2%) percent, but not in excess of six (6%) percent, of the Participant's Compensation.

           3.1A TEMPORARY SUSPENSION OF MATCHING CONTRIBUTIONS. Effective for the period beginning October 1, 1990 and ending December 31, 1990 the Employer's matching contribution provided in Section 3.1 above shall not be made and no rights to such matching contribution shall accrue to any Participant with respect to Elective Deferrals made with respect to or during that period; provided however, this suspension shall not apply to those Participants who are employees of the Anchor Swan Division of Employer.

           3.2 PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall pay its matching contribution to the Plan on a quarter-annual basis based on the Elective Deferrals made for that quarter within thirty (30) days of the end of the calendar quarter with respect to which it relates. Under no circumstances shall the Employer's Matching Contribution or any part thereof be made later than the last date, including extensions thereof, for filing its income tax return for the Plan Year with respect to which the contribution is made.

           3.3 RETURN OF CONTRIBUTIONS. In no event shall any Employer Matching Contributions, or any part thereof, revert to or be recoverable by the Employer, unless:

                (a) the contribution is made by reason of a mistake of fact, it shall be returned within one (1) year after the payment of the contribution,

                (b) the contribution is conditioned upon qualification of the Plan under Section 401 of the Code and if the Plan does not initially so qualify, it shall be returned to the Employer within one (1) year after the date of denial of qualification, or.

                (c) the contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, to the extent the deduction is disallowed, it shall be returned within one (1) year after the disallowance of the deduction.

           3.4  PARTICIPANT'S SALARY REDUCTION ELECTION.

                (a) Each Participant may make an Elective Contribution to the Plan and to the extent he elects to reduce or forego an increase in his Compensation, the amount by which his Compensation is reduced shall be treated as the Participant's Elective Contribution and be allocated to that Participant's Elective Account. The amount of the Elective Contribution may not be less than 2% nor more than 6% of the Participant's Compensation as elected by the Participant in units of one percentage point on forms provided by the Plan Committee, which may limit the amount of a Participant's Elective Contribution at any time, if it determines that such limitation is necessary to satisfy the requirements of Section 401(k).

                (b) The balance in each Participant's Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                (c) A Participant may not make withdrawals from his Elective Account prior to his attaining age 59-1/2, except in the event of disability, retirement, termination of employment or hardship as provided in Section 3.6. Distributions made pursuant to this Section shall be deemed to be made as of the last day of the preceding accounting quarter and the Participant's Elective Account shall be reduced accordingly.

                (d) The Employer shall pay all Participants' Elective Contributions accumulated through payroll deduction to the Trustee with reasonable promptness and in all events before the end of the succeeding month following such payroll deductions.


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                (e) A Participant may change or terminate his deferral election as provided in subparagraph (a) by giving thirty (30) days' written notice of such change or termination to the Plan Committee or its designee and such change or termination shall be effective as of the first pay period in the calendar quarter coincident with or next following the expiration of said thirty (30)-day period. A Participant who has terminated or not commenced making Elective Contributions pursuant to paragraph (a) above may commence or reinstate his deferral election upon thirty (30) days' written notice to the Plan Committee or its designee and the Participant's Elective Contributions shall commence with the first pay period in the calendar quarter commencing on or after the expiration of the thirty (30)-day period. A Participant may reinstate or change his deferral election only once in each calendar quarter.

                (f) The foregoing notwithstanding, a Participant other than a highly compensated Employee, may contribute up to twelve (12) percent of the Participant's compensation as elected by the Participant in units of one (1) percentage point on forms provided by the Plan Committee. This subsection is effective for compensation paid after October 1, 1989.

           3.5  PARTICIPANT'S VOLUNTARY CONTRIBUTIONS.

                (a) RATE OF CONTRIBUTION. A Participant may contribute one to ten percent of the Participant's compensation in units of one percentage point, provided that such contribution plus any voluntary contributions made under any other qualified pension or profit-sharing plan of the Employer do not exceed either ten percent of the Participant's annual compensation or the limitations of Section 3.9.

                (b) TIME OF CONTRIBUTION. A Participant may make a Voluntary Contribution only once in each calendar year. A Participant shall consent in writing to having the amount of his Voluntary Contribution withheld by the Employer from his last paychecks of the calendar year. From time to time the Plan Committee may, under rules uniformly applicable to all Participants, permit the Participant's Voluntary Contribution to be made otherwise than by payroll deduction.

                (c) WRITTEN CONSENT REQUIRED FOR EACH VOLUNTARY CONTRIBUTION. A Participant who elects to make a Voluntary Contribution must consent thereto on forms provided by the Plan Committee which indicate the amount of contribution stated in unit percentages ranging from 1% to 10% of the Participant's compensation. The consent form must be submitted to the Plan Committee no later than the last weekday in the month of November preceding the Voluntary Contribution. A Participant's consent in writing to make a Voluntary Contribution shall be effective for that year only. If the Participant desires to make a Voluntary Contribution the succeeding year, he shall again consent in writing to having the amount thereof withheld by the Employer from his last paycheck of the year.

                (d) PARTICIPANT'S INTEREST. A Participant shall at all times be 100% vested in the value of his Voluntary Contribution Account.

           3.6  PARTICIPANT WITHDRAWALS.

                (a) PARTICIPANT'S ELECTIVE DEFERRAL ACCOUNT. A Participant may not withdraw any amount attributable to his Elective Deferrals prior to the Participants retirement, death, disability, separation from service or attainment of age 59-1/2 except in the case of hardship as defined in Section 1.4(g). Upon application to the Plan Committee for a withdrawal based on hardship, the Plan Committee shall make a determination of the existence of hardship. If the Plan Committee determines that a hardship exists with respect to the Participant, the Participant may withdraw up to 100 percent of his vested interest in the Participant's Elective Deferral Account, but not in excess of the amount requested by the Participant in his initial application. Withdrawal of amounts less than the total amount in the Participant's Elective Deferral Account shall be in units of $1,000 with a minimum withdrawal of $1,000. The Plan Committee shall implement the foregoing by such rules, regulations, forms and procedures as to which the Plan Committee seems appropriate, provided always that participants similarly situated be treated uniformly. After December 31, 1988, hardship withdrawals may be made from Participant's Elective Deferrals only, excluding withdrawal of any income earned by Participant's Elective Deferrals after December 31, 1988.

                (b) PARTICIPANT'S EMPLOYER MATCHING CONTRIBUTION ACCOUNT. A Participant may not withdraw any amount attributable in his Employer Matching Contribution Account prior to the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2.

                (c) PARTICIPANT'S VOLUNTARY CONTRIBUTION. A Participant may withdraw up to 100% of his accumulated contributions in his Participant's Voluntary Contribution Account; however, a Participant may not withdraw any amount attributable to income earned on such accumulated Voluntary Contributions prior to the Participant's retirement, death, disability, separation from service, or attainment of age 591/2. A Participant shall file a written request for withdrawal from the Participant's Voluntary Contribution Account with the Plan Committee at least thirty (30) days prior to the date of withdrawal. Withdrawal of amounts less than the total amount in the Participant's Voluntary Contribution Account shall be in units of $1,000 with a minimum withdrawal of $1,000. Once a Participant has made a withdrawal from his Voluntary Contribution Account, he shall be suspended from making any such Voluntary Contribution until the next calendar year.

           3.7 LIMITATIONS ON PARTICIPANT'S SALARY REDUCTION ELECTION OR ELECTIVE DEFERRALS.

                (a) MAXIMUM AMOUNT OF ELECTIVE DEFERRALS. No Employee shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $7,000.00 multiplied by the Adjustment Factor for such year as provided by the Secretary of the Treasury.

                (b)  AVERAGE ACTUAL DEFERRAL PERCENTAGES.

                     (1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                     (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                (c) DEFINITIONS. For purposes of this Section 3.7 and for purposes of Sections 3.10 and 3.11, the following definitions shall be used:

                     (1) "ACTUAL DEFERRAL PERCENTAGE" shall mean the ratio (expressed as a percentage), of Elective Deferrals and Qualified Employer Deferral Contributions on behalf of each Eligible Participant for the Plan Year to such Eligible Participant's Compensation for the Plan Year.

                     (2) "AVERAGE ACTUAL DEFERRAL PERCENTAGE" shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of all Eligible Participants as a group.

                     (3) "QUALIFIED EMPLOYER DEFERRAL CONTRIBUTIONS" shall mean Qualified Nonelective Contributions taken into account hereunder in determining the Actual Deferral Percentage.

                     (4) "ELIGIBLE PARTICIPANT" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account for the Plan Year.

                (d)  SPECIAL RULES.

                     (1) For purposes of this Section 3.7, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account under two or more Plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals and Qualified Employer Deferral Contributions were made under a single arrangement.

                     (2) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Employer

Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

                     (3) The determination and treatment of the Elective Deferrals, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

           3.8 LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS.

                (a) CONTRIBUTION PERCENTAGE. The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

      The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                (b) DEFINITIONS. For purposes of this Article III, the following definitions shall apply:

                     (i) "AVERAGE CONTRIBUTION PERCENTAGE" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

                     (ii) "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Matching Contributions made on behalf of each Eligible Participant for the Plan Year to such Eligible Participant's Compensation for the Plan Year.

                     (iii) "ELIGIBLE PARTICIPANT" shall mean any employee of the Employer who is otherwise authorized under the terms of the plan to have Employee Contributions or Matching Contributions allocated to his account for the Plan Year.

                (c)  SPECIAL RULES.

                     (i) For purposes of this section 3.8, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions, or to receive Matching contributions, Qualified Nonelective Contributions or Elective Deferrals allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

                     (ii) In the event that this plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this plan, then this Section VI shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

                     (iii) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Employer Contributions and Compensation of such Participant shall include the Employee Contributions, Matching Employer Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees.

                     (iv) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                     (v) The limitations of this Section 3.8 apply to a Participant's Voluntary Contributions permitted by Section 3.5 hereof which shall be aggregated with Matching Contributions for this purpose.

                (d) PROHIBITION ON MULTIPLE USE OF ALTERNATIVE LIMITATIONS. The multiple use of the alternative limitation for a Participant's Elective Deferrals and Employee Contributions and Matching Contributions as provided in
Section 3.7 and this Section 3.8 shall be as provided in Section 1.401(m)-2(b) of the Treasury Regulations. If a prohibited multiple use of the alternative limitation occurs, the Actual Contribution Percentage of the Highly Compensated Employees shall be reduced in accordance with the formula contained in the Treasury Regulations. This reduction shall apply to all Highly Compensated Employees.

           3.9  LIMITATIONS ON CONTRIBUTIONS AND BENEFITS.

                (a) DEFINITION OF ANNUAL ADDITIONS. For purposes of the Plan, "Annual Addition" shall mean the amount allocated to a Participant's account during the limitation year that constitutes:

                     (1)  Employer Contributions,
                     (2)  Employee Contributions,
                     (3)  Forfeitures, and
                     (4) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

                (b) MAXIMUM ANNUAL ADDITION. The maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of

                     (1)  the Defined Contribution Dollar Limitation, or

                     (2) Twenty-five (25%) percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

                (c) SPECIAL RULES. The compensation limitation referred to in subsection (b)(2) shall not apply to:

                     (1) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

                     (2) Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

                (d)  DEFINITIONS.  For purposes of Section 3.9,

                     (1) DEFINED CONTRIBUTION DOLLAR LIMITATION. "Defined Contribution Dollar Limitation" shall mean $30,000.00 or, if greater, 1/4 of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

                     (2) LIMITATION YEAR. "Limitation Year" means the calendar year.

           3.10 DISTRIBUTION OF EXCESS DEFERRALS.

                (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Deferral Amounts for any Plan Year and the income allocable thereto shall be distributed no later than April 15 of the next succeeding year to Participants who claim such allocable Excess Deferral Amounts for the calendar year, as provided in paragraph (b) hereof.

                (b) CLAIMS. The Participant's claim shall be in writing and be submitted to the Plan Committee no later than March l of the next succeeding year. It shall specify the Participant's Excess Deferral Amount for the preceding calendar year and be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in
Section 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

                (c) MAXIMUM DISTRIBUTION AMOUNT. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Deferrals for the Plan Year.

           3.11 EXCESS CONTRIBUTIONS.

                (a) AMOUNT TO BE DISTRIBUTED. The amount of excess contributions for a Highly Compensated Employee shall be determined as follows: First, the actual deferral ratio ("ADR") of the Highly Compensated Employee with the highest ADR shall be reduced to the extent necessary to satisfy the actual deferral percentage ("ADP") test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the ADP test is satisfied. The excess contribution as so determined and as defined in Section 1.4(j) is then to be distributed as provided in subsection (c) unless the election provided in subsection (b) is made. Under all circumstances, any amount elected to be treated as Employee Contributions under subsection (b) hereof, remains subject to Section 3.12. In the case of a Highly Compensated Employee whose ADR is determined under the family aggregation rules, the determination of the amount of the excess contributions shall be made in accordance with the leveling method described in
Section 1.401(k)-l(f)(2) of the Treasury Regulations and the excess contributions shall be allocated among the family members in proportion to the contributions of each family member that has been combined.

                (b) ELECTION TO TREAT AS EMPLOYEE CONTRIBUTIONS. Any amount required to be distributed to a Participant by paragraph (a) hereof shall at the election of the Participant and to the extent provided in Treasury Regulations be retained in the Plan as a Voluntary Employee Contribution and treated as an amount distributed to the Participant and then contributed as such a Voluntary Employee Contribution

                (c) The amount of Excess Contributions distributed or recharacterized, if an election is so made pursuant to paragraph (b) above, shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

                (d) DISTRIBUTIONS TO INCLUDE INCOME. Any distributions required under this section will include the income allocable thereto, which includes the income for the Plan year for which the Excess Contributions were made and for the period between the end of that year and the date of distribution. The income allocable of such excess amounts will be equal to the sum of the income allocable to the Participant's account containing the excess amounts for the applicable year end and the income allocable to such account for that period multiplied by a fraction, the numerator of which is the excess amount and the denominator of which is the closing balance of the Account as of the end of the applicable year.

           3.12 EXCESS AGGREGATE CONTRIBUTIONS.

                (a) AMOUNT TO BE DISTRIBUTED. The amount of Excess Aggregate Contributions with respect to a Highly Compensated Employee shall be determined as follows: First, the actual contribution ratio ("ACR") for the Highly Compensated Employee with the highest ACR shall be reduced to the extent necessary to satisfy the actual contribution percentage test ("ACP") or to cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. This procedure will be repeated until the ACP test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is equal to the total of Employer Matching and other contributions taken into account for the ACP test minus the product of the Employee's contribution ratio as determined above and the Employee's compensation. In the case of a highly compensated employee whose ACR ratio is determined under the family aggregation rules, the determination of the amount of the Excess Aggregate Contributions shall be made in accordance with the leveling method described in Section 1.401(m)-l(e)(2) of the Treasury Regulations and the Excess Aggregate Contributions shall be allocated among the family members in proportion to the contributions of each family member that has been combined.

                (b) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The order of distribution of Excess Aggregate Contributions as required above, shall be first, from unmatched employee contributions that exceed the highest rate at which employee contributions are matched, then Matching Contributions and finally, Employee Contributions subject to matching.

                (c) DISTRIBUTIONS TO INCLUDE INCOME. Any distributions required under this section will include the income allocable thereto, which includes the income for the Plan year for which the Excess

Contributions were made and for the period between the end of that year and the date of distribution. The income allocable to such excess amounts will be equal to the sum of the income allocable to the Participant's account containing the excess amounts for the applicable year end and the income allocable to such account for that period multiplied by a fraction, the numerator of which is the excess amount and the denominator of which is the closing balance of the account as of the end of the applicable Year.

           3.13 SELF-DIRECTED ACCOUNTS.

                (a) DESIGNATION AS ERISA SS.404 (C) PLAN. The Trustee holding or investing any Plan funds shall invest the Participant's Elective Deferrals, Voluntary Contributions and Employer Contributions allocated to his accounts in one of four funds as selected by the Participant in writing and filed with the Plan Committee: a growth fund comprised of common stocks, a guaranteed investment fund (GIC), a balanced fund and a fixed income fund comprised of short term money market instruments. By providing the Participants with the information necessary to make an informed choice concerning the investments appropriate for the Participant and requiring a Participant to make an investment selection and by designating the Plan Committee as the identified plan fiduciary to accept such investment choices and to distribute such investment information, it is intended that the Plan qualify as an ERISA ss.404
(c) Plan. This means that to the extent the Plan does so qualify, with respect to each Participant the Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investments choices made by the Participant or the Participant's beneficiary.

                (b) CHANGE IN INVESTMENT FUNDS. A Participant may change the allocation of his contributions and account balances to the Investment Funds only within the first ten (10) days of each calendar quarter, with the exception of the GIC Fund which can receive contributions only on the Anniversary Date, but contributions can be transferred out of the GIC Fund into one or more of the other Funds within such ten (10) day period of each calendar quarter. The allocation must be in multiples of 25% and a switch of existing balances must be in such percentages. The Plan Committee shall furnish to the Participant information which fully describes these funds, including all current prospectuses. No person is authorized to distribute to a Participant information concerning any fund that is not contained in a prospectus.

           3.14 EMPLOYEE ROLLOVER CONTRIBUTIONS.

                (a) An Employee eligible to participate in the Plan, whether or not a Participant, may transfer to the Plan within the time period and in the manner prescribed in paragraph (c) below and pursuant to procedures promulgated by the Plan Committee, a rollover amount as defined in paragraph (b) below, provided that such rollover amount shall be subject in all respects to this section 3.14. The rollover amount shall be credited to a Rollover Account maintained for that Employee/Participant. That Account shall share in the income allocations of the trust fund as provided in section 4.4(d) hereof, but it shall not share in Employer contributions nor any other allocations under section 4.4. Upon the termination of the Participant's employment with the Employer, for whatever reason, the total balance in the Rollover Account shall be distributed in the same manner as the balances in the Participant's other accounts in accordance with Article V hereof.

                (b) For purposes of this section, rollover amount means as to any Employee, a "qualified total distribution" as defined in Section 402(a)(5) of the Code.

                (c) Rollover amounts must be transferred to this Plan on or before the sixtieth (60th) day following the Employee's receipt of the rollover amount. The Employee may authorize the Plan Committee to obtain the rollover amount from the transferor plan directly. As a condition precedent to being permitted to transfer a rollover amount to the Plan, the Employee shall comply with such requirements and complete such forms as the Plan Committee reasonably believes are necessary to insure that any amount it authorizes the Trustee to accept constitutes a rollover amount as defined in Section 402(a)(5) of the Code.

                (d) The foregoing notwithstanding, if the Plan Committee determines at any time that any amount accepted as a rollover amount pursuant to this section, for whatever reason, was not eligible for such classification or otherwise did not qualify as a rollover amount, the Committee shall direct the Trustee to pay to the Employee/Participant or his designated beneficiary the total amount accepted as a rollover amount plus all earnings and increments in value thereon from the date of acceptance to the date of such distribution. The Plan Committee shall authorize the Trustee or other payor to withhold from such distribution any taxes as required by law and to submit such information documents to the taxing authorities as required by law.

                (e) Under all circumstances and at all times the Employee/Participant shall be 100% vested in the balance of the Employee's Rollover Account.


                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS

           4.1 INDIVIDUAL ACCOUNTS. The Plan Committee shall establish and maintain for each Participant (or Beneficiary of deceased Participant) an Elective Deferral Account, Employer Matching Contribution Account and Voluntary Contribution Account. Credits and charges shall be made to each such Account in the manner hereinafter described. The maintenance of Accounts is for accounting purposes only, and a segregation of the assets of the Trust to each Account shall not be required.

           4.2 VALUATION OF THE TRUST. The Trust shall be valued by the Trustee on the Anniversary Date in each Plan Year. Such valuation shall be made on the basis of the fair market value of all property held in Trust. Any contribution made on account of a particular Plan Year but received by the Trustee after the end of such Plan Year shall be treated as having been made on the Anniversary Date.

           4.3 ADJUSTMENTS AND ALLOCATIONS TO ACCOUNTS. At the end of each quarter in the Plan Year, the Accounts of each Participant (or Beneficiary of a deceased Participant) shall be adjusted in the following order:

                (a) decreased by any amounts distributed to or for the benefit of the Participant (or Beneficiary of a deceased Participant);

                (b) increased by the contributions made by or on behalf of the Participant to each of his accounts;

                (c) increased by the Employer's Matching Contribution which shall be allocated to each Participant's Employer Matching Contribution Account, provided that no allocation shall be made to the account of a Participant for that portion of a calendar quarter in which the Participant is no longer in the employ of the Employer; and

                (d) increased by the income of the Trust in proportion to the account balances in each such account on the last day of each calendar quarter in proportion to the balances of all such accounts on the same day prior to the income allocation provided herein.

           4.4  COMBINED LIMITATIONS.

                (a) In the event any Participant in this Plan is a participant under any other Defined Contribution Plan maintained by the Employer (whether or not terminated), the total amount of Annual Additions to such Participant's Accounts for any Limitation Year from all such Defined Contribution Plans shall not exceed the limitations set forth in Section 3.7. Any reduction shall be made first from the Employer's profit sharing, stock bonus or stock ownership plan or plans and then from the Employer's other defined contribution plans. If it is determined that as a result of the limitations set forth in this Section, the Annual Additions to a Participant's account in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 3.8.

                (b) In the event that any Participant under this Plan is a participant under one or more Defined Benefit Plans maintained by the Employer (whether or not terminated), then for any Limitation Year the sum of the Defined Benefit Plan Fraction for such Limitation Year and the Defined Contribution Plan Fraction for such Limitation Year shall not exceed one (1.0). If it is determined that, as a result of the limitations set forth in this Section 4.4, the Annual Additions under this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 3.8.

                (c) Definitions Relating to Annual Addition Limitations: For purposes of Section 4.4, the following definitions shall apply:

                     (1) "RETIREMENT PLAN" means a Plan maintained by the Employer which is (A) a profit sharing, pension or stock bonus plan described in
Section 401(a) of the Code, (B) an annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code, (C) a qualified bond purchase plan described in Section 405(a) of the Code, or (D) an individual retirement account, individual retirement annuity or retirement bond described in Sections 408(a), 408(b) or 409 of the Code.

                     (2) "DEFINED CONTRIBUTION PLAN" means a Retirement Plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, and any income, expense, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

                     (3) "DEFINED BENEFIT PLAN" means any Retirement Plan which does not meet the definition of a Defined Contribution Plan.

                     (4) "DEFINED BENEFIT PLAN FRACTION" for any Limitation Year means a fraction (A) the numerator of which is the projected annual benefit of the Participant (the annual benefit to which such Participant would be entitled under the terms of the Defined Benefit Plan on the assumptions that he continues employment until his normal retirement age as determined under the terms of such Defined Benefit Plan, that his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and that all other relevant factors used to determined benefits under such Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years) under all Defined Benefit Plans maintained by the Employer, determined as of the close of the Limitation Year, and (B) the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under subsection (b)(1)(A) of Section 415 of the Code for such Limitation Year, or (ii) the product of 1.4 multiplied by 100% of the Participant's average compensation for his high three Limitation Years.

                     (5) "DEFINED CONTRIBUTION PLAN FRACTION" for any Limitation Year shall mean a fraction (A) the numerator of which is the sum of the Annual Additions to the Participant's accounts under all Defined contribution Plans maintained by the Employer in such Limitation Year, and (B) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of service with the Employer:
(i) the product of 1.25 multiplied by the dollar limitation in effect under subsection (c)(l)(A) of Section 415 of the Code for such Limitation Year (without regard to subsection (c)(6) thereof), or (ii) the product of 1.4 multiplied by 25% of the Participant's Limitation Year Compensation.

                     (6)  "LIMITATION YEAR" shall mean the Plan Year.

                     (7) "LIMITATION YEAR COMPENSATION" shall mean the wages, salaries and other amounts paid for personal services actually rendered which are received by a Participant within a Limitation Year. Limitation Year Compensation shall not include deferred compensation, stock options and other payments or benefits which receive special tax benefits or treatment.

                     (8) "EMPLOYER" means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) or affiliated Service groups (as defined in Section 414(m) of the Code) of which the adopting employer is a part.

                                    ARTICLE V

                               PAYMENT OF BENEFITS

           5.1 VESTING. A Participant shall be 100% vested at all times in the amounts held in his Elective Deferral Account, Employer Matching Contribution Account, and Voluntary Contribution Account ("Accounts"). No forfeitures will occur for any reason, including a Participant's withdrawal of the Participants Contributions.

           5.2 RETIREMENT. A Participant shall reach Normal Retirement Age upon attainment of age 65 and may retire as of the first day of the month coincident with or following his attainment of such age, which day shall be called the Participant's Normal Retirement Date. A Participant shall have a nonforfeitable right to the balances in his Accounts upon attainment of Normal Retirement Age. A Participant may remain actively employed by the Employer after his Normal Retirement Date, subject to any written mandatory retirement policy of the Employer. He shall continue to be a Participant in the Plan as long he remains so employed by the Employer, and he may retire or be retired in accordance with any such written mandatory retirement policy of the Employer, as of the first day of any month after his Normal Retirement Date. A Participant who retires under this section shall be entitled to distribution of his entire Accounts balance at the time and in the manner provided by Section 5.8.

           5.3 AGE 59-1/2. Upon attainment of age 59-1/2, a Participant may request a distribution of all or any portion of his Accounts attributable to contributions made pursuant to Sections 3.1, 3.4, and 3.5. Such distribution may be made even though the Participant has not terminated employment and continues as a Participant in the Plan thereafter. A Participant requesting a distribution under this section shall be entitled to distribution at the time and in the manner provided by Section 5.8.

           5.4 DISABILITY. A Participant who is determined by the Employer to be under a total and permanent disability shall be considered to have taken disability retirement as of the first day of the month following the month in which the Employer so determines that the total and permanent disability began. The Employer may require the Participant to submit to medical examinations for the purpose of verifying his total and permanent disability. A Participant who becomes disabled as provided in this section shall have a 100% nonforfeitable right to the balances in his Accounts and shall be entitled to distribution of his Accounts at the time and in the manner provided by Section 5.8.

           5.5 DEATH. In the event of a Participant's death prior to the Participant's termination of employment with the Employer, the balances in such Participant's Accounts shall become payable to the Participant's Beneficiary as designated under the Plan. Distribution of such balances shall be made at the time and in the manner provided by Section 5.8. Unless otherwise elected in the manner prescribed in this Section, the Beneficiary of any death benefit payable hereunder shall be the Participant's spouse. The Participant may designate a Beneficiary other than his or her spouse only if:

                (a) The Participant's spouse has consented to the Beneficiary Designation. Such consent must be in writing and must be witnessed by a representative of the Plan Committee. The consent will be valid only as to the spouse who signed it: or

                (b) The Participant establishes to the satisfaction of the Plan Committee that he or she has no spouse; or

                (c)  The Participant's Spouse cannot be located: or

                (d) Because of other circumstances under which no spousal consent is required in accordance with applicable regulations under the Code or ERISA.

           5.6 TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT, DISABILITY OR DEATH. A Participant who terminates employment with the Employer and who is not entitled to distribution of his account balance under any previous section of this Article V, shall be entitled to distribution of the balances in his Accounts at the time and in the manner provided by Section 5.8.

           5.7  LIMITATION ON DISTRIBUTIONS.

                (a) If the value of a Participant's vested Account balances exceeds $3,500.00 and the Account balances are immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Account balances. The consent of the Participant and the Participant's spouse shall be obtained in writing within the ninety day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Committee shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Account balances are no longer immediately distributable. Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of IRC
Section 417(a)(3) and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

                (b) Notwithstanding the foregoing, only the Participant need consent to the distribution of an Account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy IRC Sections 401(a)(9) or 415. In addition, upon termination of this Plan, the Participant's Account balances may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan other than an employee stock ownership plan as defined in IRC
Section 4975(e)(7) within the same controlled group.

                (c) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of normal retirement age or age 62.

           5.8 DISTRIBUTION UPON RETIREMENT, DISABILITY, DEATH OR OTHER TERMINATION OF EMPLOYMENT.

                (a) TIME AND MANNER OF DISTRIBUTION. Upon a Participant's retirement, attainment of age 59-1/2 (if a distribution is requested at that time pursuant to the provisions of Section 5.3), disability, death, or other termination of employment, there shall be distributed to the Participant, or to his Beneficiary in the case of death, the balances in the Participant's Accounts as of the Accounting Date immediately preceding the date of such separation from employment, plus any contributions credited or to be credited to his Accounts subsequent to such Accounting Date, in a lump sum, to be distributed as soon as practicable after such separation from employment. For purposes of this Section
5.8 "Accounting Date" means a date on which the Trustee values the Investment Funds and makes allocations to Accounts pursuant to Article IV. Notwithstanding the foregoing, a Participant who has separated from employment may elect, pursuant to Plan Committee rules, to defer such lump sum distribution to any subsequent date. The Accounting Date for such deferred lump sum distribution shall be the Accounting Date which immediately precedes the date of distribution elected by the Participant. An election to defer a distribution shall be irrevocable except to the extent that the Plan Committee, in its sole discretion, shall determine otherwise.

      If a Participant (or Beneficiary) entitled to receive a distribution under this Section 5.8 should die prior to the time he has received the full distribution to which he is entitled, then the amount credited to his Accounts as of the Accounting Date for the month in which the death occurs shall be distributed to the deceased Participant's Beneficiary or to the estate of the Beneficiary in the case of the Beneficiary's death.

                (b) RESTRICTIONS. Distributions are subject to the following restrictions where applicable:

                     (1) No Participant (or Beneficiary) may elect a distribution date which is earlier than 60 days following the date on which the Participant's Accounts are to be valued.

                     (2) Each Participant's Accounts balances must be distributed to him in full no later than the April 1st following the calendar year in which he attains age 70-1/2; provided however, if Participant dies before his entire Accounts balances have been distributed, or if distribution has commenced to the Participant's surviving spouse who dies before the entire Account balances have been distributed then the entire remaining Account balances must be distributed to the Participant's designated Beneficiary within five years of the Participant's death (or the death of his surviving spouse);

                     (3) Notwithstanding (2) above or any other provision herein to the contrary, in no event shall distribution of a Participant's Accounts be made later than the sixtieth (60th) day after the close of the Plan Year in which occurs the LATEST of the following events:

                          (a)  The attainment by the Participant of age 65;

                          (b) In the case of a Plan Participant who commences
participation in the Plan within five (5) years before attaining age 65, the fifth anniversary of the time the Plan Participant commences participation in the Plan;

                          (c) In the case of a Plan Participant not described in
paragraph (b) above, the tenth anniversary of the Plan Year in which the Participant joined the Plan as a Participant;

                          (d) The termination of the Participant's service with
the Employer; or

                          (e) The date specified by the Participant in his
election made pursuant to paragraph (a) hereof.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

                     (4) With respect to payments to be made to a Participant's surviving spouse, the Participant's Accounts must be available to the surviving spouse within ninety (90) days following the date of death of the Participant unless because of unusual facts and circumstances the distribution cannot be made available within that period. Additionally, the benefit payable to the surviving spouse must be adjusted for gains or losses occurring during the period since the last Accounting Date to the date of the Participant's death.

           5.9  DIRECT ROLLOVERS PERMITTED.

                (a) This applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                (b)  DEFINITIONS.

                     (1) Eligible rollover distributions: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                     (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributees eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                     (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

           5.10 MANDATORY DISTRIBUTIONS OF SMALL ACCOUNTS. Upon the termination of a Participant's employment with the Employer prior to the time the Participant is first entitled to payment of a benefit hereunder, the Plan Committee shall make a total distribution of the account of the Participant within a reasonable time after such termination, if the present value of such account is $3,500 or less and at no time prior to the termination of the Participant's employment ever exceeded $3,500.00. Such amount shall be paid to the Participant, or if the Participant is then deceased, to the Participant's designated beneficiary; provided however, if the distribution provided hereunder is less than the total amount of the Participant's account at the time of the distribution, Participant shall have repayment rights if Participant becomes re-employed within the five (5) year period with respect to any portion of his account that may have been forfeited. Under the provisions of this Plan there can be no forfeitures.

                                   ARTICLE VI

                   PAYMENT OF ACCRUED BENEFITS OF PRIOR PLANS

           6.1 PRIOR PLANS DEFINED. This Article provides for payment of benefits accrued for Participants of plans listed below (hereinafter "Prior Plan or Prior Plans"):

           Harman Deferred Income Plan
           Harvard Industries, Inc. ESNA Division Retirement Plan
           Harvard Industries, Inc. Anchor Swan Division Retirement Plan Hayes-Albion Salaried Employees Savings & Profit Sharing Plan Kooima Machine Works Profit Sharing Plan

           6.2  PAYMENT OF BENEFITS ACCRUED TO MARCH 31, 1988 UNDER PRIOR PLANS.

                (a) PRIOR PLAN ACCOUNTS. The Committee shall determine the total balances of the accounts of Participants in Prior Plans who were Prior Plan Participants and such balances (hereinafter "Prior Plan Balances") shall be distributed only as follows. The Plan Committee shall establish with respect to each Participant for whom had been maintained under a Prior Plan an account or accounts, a 'Prior Plan Account " into which shall be transferred the separate account balances from such separate accounts maintained for the Participant under a Prior Plan. To the extent any portion of those accounts were not completely vested in the Participant as of April 1, 1988, the Plan Committee shall establish a separate subaccount in the Prior Plan Account which shall be credited with the unvested portion of the Prior Plan Account and in which the Participant shall vest at the same rate and under the same conditions as was provided in the Prior Plan. It shall be the responsibility of the Plan Committee to monitor such unvested account balances. Any forfeitures arising with respect to such Prior Plan Accounts shall be reallocated only to the accounts of the Participants who were participants in that Prior Plan. In no event and under no circumstances may any portion of a Prior Plan Account be reduced except as a result of allocation of trust fund income or loss as provided in Section 11.4.

                (b) NORMAL FORM OF DISTRIBUTION. If a Prior Plan Participant is married on March 31, 1988 the normal form of distribution of the Prior Plan Balances shall be a qualified joint and survivor annuity, but only if:

                     (1) the Participant is at the time of distribution married to the same spouse as the Participant was married to on March 31, 1988; and

                     (2) the Participant and such spouse have not elected another form of benefit payment.

Otherwise, the Participant's Prior Plan Balances shall be distributed to the Participant in a lump sum the same as is provided in Article V hereof.

                (c) OPTIONAL FORMS OF DISTRIBUTION. A Participant may elect to have the Participant's Prior Plan Balances distributed other than as provided in paragraph (b) above, in which event the Plan Committee will direct the Trustee to purchase a nontransferable annuity from a commercial insurance company to provide the optional form of benefit elected. The optional forms of benefit payment are:

                     (1) Payment of the Prior Plan Balances in a series of substantially equal annual or more frequent installments over a period not to exceed the greater of the Participant's life expectancy, or the joint and last survivor life expectancy of the Participant and his designated beneficiary, all as selected by the Participant. Payments will be considered substantially equal if each payment equals the Prior Plan Balances of the Participant at the beginning of the Plan Year divided by the number of years remaining in the period as selected by the Participant in the preceding sentence. Notwithstanding the foregoing, if the Participant's designated beneficiary is not the Participant's spouse, the present value of the payments made to the Participant over the Participant's life expectancy must exceed 50% of the Participant's Prior Plan Balances at the time benefits first become distributable.

                (d) A qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is equal to 50% of the amount of the annuity payable during their joint lives. Payments under the annuity are to commence within sixty (60) days following the close of the Plan Year in which the Participant retires or would have retired had he remained employed. The amount of the annuity shall be determined using the Participant's vested Prior Plan Balance. The Trustee shall purchase a nontransferable annuity from a commercial insurance company and distribute this annuity to the Participant within sixty (60) days after the close of the Plan Year in which he retires. The Trustee shall title the annuity in a form which will prohibit its surrender or a change of its method of payment, without the consent of the Participant's spouse.

                (e) The Participant shall not be considered married for purposes of paragraph (a) hereof, if on the date of his death he has been married for less than one (1) year. For purposes of this Article only, time of distribution means the first to occur with respect to a Participant of (1) attaining Normal Retirement Age, (2) qualifying for disability retirement, (3) actual termination of employment, or (4) death.

                (f) The Plan Committee may in its discretion distribute the Participant's benefits to the Participant or the Participant's spouse, in the event benefits are payable due to the Participant's death, if such benefits have never exceeded $3,500. Benefits under this provision must be paid before periodic payments commence to the Participant or his spouse.

                (g) MINIMUM AMOUNTS TO BE DISTRIBUTED. If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and Designated Beneficiary. Life expectancy and joint and last survivor expectancy are to be computed by use of the return multiples contained in Section 1.72-9 of the Regulations under the Code. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse Designated Beneficiary may not be recalculated. If the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty (50%) percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                (h) DISTRIBUTION ON DEATH. Upon the death of a Participant, the following distribution provisions shall take effect:

                     (1) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                     (2) If the Participant dies before distribution of his or her interest commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death, except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                          (A) If any portion of the Participant's interest is
payable to a Designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of a Designated Beneficiary commencing no later than one (1) year after the Participant's death; or

                          (B) If the Designated Beneficiary is the Participant's
surviving spouse, the date distributions are required to commence in accordance with (A) above shall not be earlier than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distribution shall be made as if the spouse had been the Participant.

                          (3) For purposes of paragraph (2) above, payments will
be calculated by use of the return multiples specified in Section 1.72-9 of the Regulations under the Code. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of another Designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                          (4) For purposes of this subsection, any amount paid
to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                          (5) LIMITATION. The provisions of this Section are
subject to Section 6.3 hereof.

                          (i) TIMING, COMMENCEMENT AND DETERMINATION OF
BENEFITS.

                          (1) TIME OF PAYMENT. Subject to the provisions of
Section 6.2(a) and subsections (b) and (c) hereof, the Participant shall elect the time of payment of any benefit under the Prior Plan. If a Participant elects to defer the payment of all or any portion of the balance in his Accounts, such Accounts shall be segregated from the general Prior Plan funds and be invested in only the fixed income fund (described in Section 3.12) until payment is to commence to the Participant.

                          (2) COMMENCEMENT OF BENEFITS. Unless the Participant
elects payment of benefits to commence at a later time, payment of a Participant's benefits must commence no later than 60 days after the close of the Prior Plan Year in which the latest of the following events occurs:

                               (i)  The attainment by the Participant of age 65;

                               (ii) In the case of a Plan Participant who
commences participation in the Prior Plan within five years before attaining age 65, the fifth anniversary of the time the Prior Plan Participant commences participation in the Prior Plan;

                               (iii) In the case of a Prior Plan Participant not
described in paragraph (2) above, the tenth anniversary of the Prior Plan Year in which the Participant joined the Prior Plan as a Participant; or

                               (iv) The termination of the Participant's service
with the Employer.

                          (3) COMMENCEMENT OF DISTRIBUTIONS. Each Participant's
benefits must, under any payment option selected under the Prior Plan, be distributed commencing not later than April 1st following the calendar year in which he or she attains the age of seventy and one-half (70-1/2).

                          (4) DETERMINATION DATE. All payments of benefits due
to be made under the Prior Plan shall be made on the basis of the amount of the Participant's Account as of the Anniversary Date preceding the date of payment of benefits, except that if such payment occurs after an Anniversary Date but before allocations have been made to the Participant's Account, pursuant to
Article IV, then the Accounts shall include all amounts allocable to the Participant's Accounts as of such Anniversary Date.

                          (5) PREMATURE DISTRIBUTION. Any payment of benefits
for reasons other than disability as defined in Section 72(m)(7) of the Code to a Participant who is or has been a five (5%) percent owner of the Employer shall be deemed to be made first from Employer contributions and forfeitures (and income thereon) attributable to Plan Years of the Prior Plan during which he was not a five (5%) percent owner.

           6.3 ALLOCATIONS. No amount shall be allocated to a Prior Plan Account other than the gains and losses of the trust as provided in section 4.3(d) hereof.

                                   ARTICLE VII

                            FIDUCIARY RESPONSIBILITY

           7.1 NAMED FIDUCIARY. The Employer shall be the "named fiduciary" referred to in Section 402(a) of ERISA with respect to the management, operation and administration of the Plan and is also responsible for making contributions provided for under Section 3.1. Harvard Industries is solely responsible for the amendment or termination, in whole or in part, of this Plan, except that each Employer shall have the right to terminate this Plan as to its Employees. The "Plan Administrator" as defined in Section 414(g) of the Code and Section 3(16) of ERISA is the Plan Committee as established by Article VIII hereof.

           7.2 ALLOCATION OF FIDUCIARY RESPONSIBILITY. Each fiduciary, whether named herein or otherwise, shall only have the individual responsibility for exercising the functions and responsibilities assigned or allocated to such fiduciary hereunder. Unless otherwise specifically provided herein, no fiduciary responsibility shall be shared by two or more fiduciaries. Where one fiduciary follows the directions of another fiduciary, who has the fiduciary responsibility for such action, then the fiduciary following such direction shall not be deemed a fiduciary hereunder in taking such action.

           7.3 SERVICE IN MORE THAN ONE CAPACITY. Any person, or group of persons, may serve in more than one fiduciary capacity with respect to this Plan.

           7.4 EMPLOYMENT OF ADVISERS. A fiduciary may engage accountants, attorneys, actuaries or such other advisers as it deems necessary or advisable to properly carry out its duties under this Plan. The functions of any such persons designated by the fiduciary shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan.

           7.5 COMPENSATION OF FIDUCIARIES AND ADVISERS. The fees, expenses and Costs charged or incurred by any fiduciary or any adviser hereunder may be paid in whole or in part by the Employer, and any such fees, expenses or costs not paid by the Employer shall be paid out of the Trust; provided that such compensation or reimbursement is reasonable under the circumstances; and provided further that no person who already receives full-time pay from an Employer whose employees are Participants in the Plan shall receive any compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

           7.6 LIABILITY OF FIDUCIARIES. Each fiduciary, and each adviser to any fiduciary, shall be free from all liability for any act or conduct in carrying out its responsibilities under this Plan, except for acts of willful misconduct or gross negligence; provided, however, that the foregoing shall not relieve any such fiduciary or adviser from any responsibility or liability that it may have pursuant to ERISA.

                                  ARTICLE VIII

                               PLAN ADMINISTRATION

           8.1 PLAN COMMITTEE. A Plan Committee consisting of three individuals appointed by the president of the Employer shall be the Plan Administrator. The Plan Committee shall appoint one member authorized to sign any reports required by ERISA in representation of all members. All members of the Plan Committee shall serve until their resignation or dismissal by the president of the Employer appointing them and vacancies shall be filled in the same manner as the original appointments. The president may dismiss any member of the Plan Committee at any time with or without cause. The term "Plan Committee" or "Committee" as to each Employer maintaining or adopting this Plan means only the committee appointed by the president of that Employer.

           8.2 DUTIES AND POWERS OF THE PLAN COMMITTEE. The Plan Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

                (a)  To construe and interpret the Plan and Trust.

                (b) To decide all questions of the eligibility of Employees to become Participants under the Plan.

                (c) To determine the amount, manner and time of payment of benefits under the Plan.

                (d) To authorize and direct all disbursements by the Trustee from the Trust.

                (e) To prescribe procedures to be followed by Participants or Beneficiaries for filing applications for benefits.

                (f) To prepare and distribute to Participants information explaining the Plan.

                (g) To make and publish rules for the regulation of the Plan which are not inconsistent with the terms of the Plan or with ERISA.

                (h) To designate one or more of its members to assume responsibility for any of its functions or to delegate to individuals not members of the Committee any administrative, clerical or other nondiscretionary duties provided always in such delegation, the Committee shall alone remain responsible for decisions affecting the rights of Participants and their beneficiaries.

      The Plan Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to modify any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan. All policies, rules, interpretations and decisions of the Plan Committee shall be uniformly and consistently applied in a nondiscriminatory manner to all Participants in similar circumstances. The Plan Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary in carrying out its duties hereunder.

           8.3 CLAIMS PROCEDURE. The Plan Committee shall make all determinations as to the right of any person to a benefit under this Plan. If a claim is denied by the Plan Committee, it shall give written notice to the claimant setting forth (a) the specific reason or reasons for the denial, (b) the specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the claim review procedure, in accordance with this Section.

      Within sixty days after the receipt by the claimant of a written notice of denial of a claim, or such later time as may be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Plan Committee that it conduct a full and fair review of the denial of the claim for benefits. If such review is requested, the claimant or his duly authorized representative may (a) request a review upon written application, (b) review pertinent documents, and (c) submit issues and comments in writing.

      The Plan Committee shall issue a written decision on the claim within sixty days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing the claim, the aforesaid sixty day period shall be extended to one hundred twenty days. In the event of such extension, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Any decision on review shall be in writing, and shall be written in a manner calculated to be understood by the claimant, shall include the specific reason or reasons for the decision, and shall contain specific reference to pertinent Plan provisions upon which the decision is based.

           8.4 RECORDS AND REPORTS. The Plan Committee shall be responsible for maintaining records of Participants' service, account balances, vesting and other matters relating to amount of benefits under the Plan. The Plan Committee shall also be responsible for filing such reports, and making such disclosures to Participants as may be required by ERISA and the Code.

           8.5 APPLICATION AND FORMS FOR BENEFITS. The Plan Committee may require a Participant to complete and file with the Committee an application for a benefit, or any other forms approved by the Committee, and to furnish all pertinent information requested by the Plan Committee. The Plan Committee may rely on all such information so furnished.

                                   ARTICLE IX

                  AMENDMENT, MERGER AND TERMINATION OF THE PLAN

           9.1 RIGHT TO AMEND OR TERMINATE. The Employer intends to continue this Plan and the payment of contributions hereunder indefinitely, but such continuance is not assumed as a contractual obligation, and the Employer by action of its Board of Directors expressly reserves the right to discontinue contributions to the Plan or to terminate the Plan at any time, as to its Employees without the consent of any other party. Any amendment may be made retroactive by its terms, but no such amendment shall cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries, provided, however, that Harvard Industries, Inc. may make any amendment it determines necessary or desirable, with or without retroactive effect, to qualify or maintain the Plan as a qualified plan within the meaning of Section 401(a) of the Code, and to qualify or maintain the Trust as tax exempt under Section 501(a) of the Code, and the regulations issued thereunder.

           9.2 ACTION BY EMPLOYER. Any action permitted by the Employer under this Plan shall be taken by means of a resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action. Any action taken by an Employer hereunder shall be with respect only to Participants who are its Employees at the time of such action.

           9.3 EFFECT OF TERMINATION. Upon termination of the Plan, the accounts of all Participants or Beneficiaries affected thereby shall become fully vested and nonforfeitable, and the Plan Committee shall, after payment of expenses properly chargeable to the Fund, allocate any unallocated assets in the Fund to the accounts of such Participants or Beneficiaries pursuant to the rules set forth in Article IV hereof. In making such final allocation, the Plan Committee may, if it determines that a termination of the Plan has occurred prior to the date of formal action by the Employer, reverse any forfeitures of accounts of Participants which have occurred in the interim.

           9.4 PARTIAL TERMINATION. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan under the Code, the accounts of such group of Participants shall become fully vested and nonforfeitable. The accounts shall be segregated and allocated pursuant to Section 9.3 hereof, and distribution shall be governed by the provisions of Section 9.5 hereof.

           9.5 MANNER OF DISTRIBUTION. In the event of termination or partial termination of the Plan, the Plan Committee shall direct the Trustee either (a) to make distribution of benefits to Participants or their Beneficiaries affected by such termination or partial termination pursuant to Section 5.8, or (b) to retain such benefits for distribution upon the occurrence of one of the events set forth in Article V hereof.

      To the extent that no discrimination in value results, any distribution after termination or partial termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Committee and the Trustee may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.

           9.6 MERGER. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if:

                (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

                (b) Resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan, and

                (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

           9.7 SUCCESSOR EMPLOYER. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

           9.8 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS. In the event of a permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants and Beneficiaries shall become fully vested and non-forfeitable. The Plan Committee shall have the same authority to determine the effective date of such discontinuance and to reverse and reallocate forfeitures as set forth in Section 9.3, relating to termination of the Plan.

           9.9 PROSPECTIVE AMENDMENT OF VESTING SCHEDULE. If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of service with the Employer may elect, within a reasonable period, after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                     (1) Sixty (60) days after the amendment is adopted

                     (2) Sixty (60) days after the amendment becomes effective or

                     (3) Sixty (60) days after the Participant is issued written notice of the amendment By the Plan Committee.

           9.10 AMENDMENT AFFECTING VESTED BENEFITS. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under IRC
Section 412(c)(8). For purposes of this section, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, no amendment of the Plan shall have the affect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.


                                    ARTICLE X

                          TOP-HEAVY AND OWNER-EMPLOYEE
                           PROVISIONS AND DEFINITIONS

           10.1 TOP-HEAVY PLAN DEFINITIONS.

                (a) "TOP-HEAVY PLAN" means a plan which, as of the Determination Date (1) the Present Value of Accrued Benefits of Key Employees and (2) the aggregate of the Accounts of Key Employees under the plan exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the aggregate of the Accounts of all employees under such plan. The determination of whether a plan is top-heavy shall be made after aggregating all other plans of the Employer or any of its affiliates which are part of a Required Aggregation Group and after aggregating any other plan of the Employer or any of its affiliates which is part of the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the top-heavy status of any plan within such Permissive Aggregation Group. A plan is a "Super Top-Heavy Plan" if, as of the Determination Date, the plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection.

                (b) "DETERMINATION DATE" means, for purposes of determining whether a plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year (or, in the case of the first Plan Year of a plan, the last day of the first Plan Year).

                (c) "VALUATION DATE" means, for purposes of determining the value of Accounts under this Section, the same date as the Determination Date.

                (d) "KEY EMPLOYEE" means any Employee or former Employee who at any time during the Plan Year of Determination, or any of the four (4) preceding Plan Years, is or was:

                     (1) An officer of the Employer having annual compensation for such Plan Year which is in excess of 50 percent of the dollar limit in effect under Section 415(b)(1)(A) for the calendar eear in which such Plan Year end;

                     (2) An owner of (or considered as owning within the meaning of Section 318) both more than an 1/2 percent interest as well as one of the ten largest interests in the Employer and having annual compensation greater than the dollar limit in effect under Section 415(c)(1)(A) for the year;

                     (3) A five percent owner of the Employer; or

                     (4) A one percent owner of the Employer who has annual compensation of more than $150,000.00. For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rule of subsections (b), (c) and (m) of Section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer.

                (e) "NON-KEY EMPLOYEE" means any Employee or former Employee (including a Beneficiary of such Employee) who is not a Key Employee.

                (f) "ACCOUNT" means the value of an Account (as defined in Section 4.1(b) under the Plan as of the Valuation Date, including all employer contributions paid or payable to such Account and all employee contributions actually paid to such Account, except as follows:

                     (1) The value of each Account shall be increased by the aggregate distributions made with respect to an Employee under the Plan during the five (5) year period ending on the Determination Date.

                     (2) In the case of a profit sharing plan, the value of each Account shall not include any employer contribution actually made after the Determination Date, except in the case of the first Plan Year of such plan.

                     (3) The value of an Account maintained for voluntary deductible Employee contributions (if any) shall not be included.

                     (4) The value of an Account maintained for rollover contributions (if any) shall not be included if the rollover contribution was initiated by the Employee and was not made from a plan maintained by the Employer (or by an employer required to be aggregated with the Employer under Sections 414(b), (c) or (m) of the Code).

                     (5) The value of an Account maintained for an Employee who is a Non-Key Employee with respect to a plan for any Plan Year who was a Key Employee with respect to a plan for any prior Plan Year shall not be included.

                     (6) If an individual has not received any Compensation from any employer maintaining the Plan (other than benefits under the Plan) at any time during the five (5) year period ending on the Determination Date, the value of the Account of such individual shall not be included.

                (g) "REQUIRED AGGREGATION GROUP" means (1) each qualified plan of the Employer or any of its affiliates in which at least one Key Employee participates, and (2) any other qualified plan of the Employer or any of its affiliates which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                (h) "PERMISSIVE AGGREGATION GROUP" means the Required Aggregation Group of plans plus any other plan or plans of the Employer or any of its affiliates which, when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                (i) "PRESENT VALUE OF ACCRUED BENEFIT" means, in the case of a defined benefit plan, the present value of a Participant's accrued benefit as determined under the provisions of the applicable defined benefit plan.

                (j) "EMPLOYER OR ANY OF ITS AFFILIATES" means the Employer maintaining the Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code), and affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part.

           10.2 EFFECTIVE DATE. In any Plan Year in which the Plan is a Top-Heavy Plan, the Plan shall meet the requirements set forth in Section 10.3.

           10.3 MINIMUM CONTRIBUTION REQUIREMENTS.

                (a) DEFINITION OF COMPENSATION. For purposes of this Section, Compensation for any Plan Year shall mean Compensation shown on the Participant's W-2 Form for that Plan Year.

                (b) ALLOCATION. The total allocable amount under Section 4.3(c) shall be allocated as follows:

                     (1) The total allocable amount shall first be allocated among the accounts of Participants who have completed a Year of Service (except that such requirement that the Participant complete 1,000 Hours of Service in the Plan Year shall not apply to any Participant) in the same proportion that each such Participant's Compensation bears to the aggregate Compensation of all such Participants for such Plan Year, provided that the amount so allocated to the account of any Participant who is not a Key Employee shall not be less than the lesser of 3% or the highest rate allocated to any Key Employee for the Plan Year (such rate determined by calculating the largest percentage of Compensation not in excess of $200,000.00). If the highest rate allocated to a Key Employee for such Plan Year is less than 3%, amounts contributed attributable to a salary reduction arrangement shall be included in determining contributions made on behalf of Key Employees.

                     (2) The remainder of the total allocable amount, if any, shall be allocated as set forth in Section 4.3(c).

                (c) EXCEPTIONS TO THE MINIMUM CONTRIBUTION REQUIREMENT. The minimum contribution required under subsection (b) shall be reduced or eliminated, as the case may be, in the following circumstances:

                     (1) If the allocation in any Plan Year of the total allocable amount under Section 4.3(c) (determined without regard to this Section) results in an allocation to each Participant who is eligible to receive an allocation under Section 10 3(b)(1) of at least 3% of such Participant's Compensation for the Plan Year, then the provisions of Section 10.3(b) shall not apply for such Plan Year.

                     (2) No minimum contribution will be required (or the minimum contribution percentage will be reduced, as the case may be) for any Plan Year for a Participant who is eligible to receive an allocation under
Section 10.3(b)(1) if the employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Section 416(c) of the Code.

                (d) EFFECT OF DEFINED BENEFIT PLAN. The 3% minimum contribution requirement in subsections (b) and (c) shall be increased to 5% for any Plan Year in which the Employer also maintains a defined benefit pension plan to the extent necessary to avoid the application of Section 416(f) of the Code and regulations thereunder.

           10.4 MAXIMUM COMPENSATION LIMITATION. The Compensation (as defined in both Section 10.3(a) and Section 1.3(d)) of each Participant in the Plan for any Plan Year shall not exceed the first $200,000 of such Participant's Compensation; provided that such dollar limitation shall be adjusted to take into account any adjustments prescribed by the Secretary of the Treasury or his delegate under Section 416(d)(2) of the Code.

           10.5 ADJUSTMENT TO SECTION 415 LIMITS. If the Plan is a Super Top-Heavy Plan or if the Plan is a Top-Heavy Plan, and the minimum benefits required by Section 416(h) of the Code are not provided, then the 1.25 factor used in the denominators of the Defined Contribution Plan Fraction (under
Section 4.4(c)(5)) and Defined Benefit Plan Fraction (under Section 4.4(c)(4)) shall be changed to 1.0.

           10.6 REMEDIAL PROVISIONS. In addition to the other powers granted hereunder, the Plan Committee shall have the power to take such action as it deems necessary or appropriate to determine whether the Plan is a Top-Heavy Plan, and in such event, to apply the provisions of this Article to the Plan, including, but not limited to the power to reallocate employer contributions, forfeitures and income, to reverse all or part of any forfeitures which may have been improperly recognized, and to direct the Trustee to make required distributions hereunder.


                                   ARTICLE XI

                                  MISCELLANEOUS

           11.1 NON-GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any Employee, with or without cause.

           11.2 NON-ALIENATION OF BENEFITS. To the extent permitted by law, none of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant or Beneficiary nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of a Participant or a Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The foregoing provision shall not apply to a qualified domestic relations order as defined in Section 414(p) of the Code.

           11.3 FACILITY OF PAYMENT. If any Participant or Beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, and no legal representative shall have been appointed for him, the Plan Administrator may direct the Trustee to make such payment to the person or institution maintaining such Participant or Beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.

           11.4 EXCLUSIVE BENEFIT. This Plan is established for the exclusive benefit of the Employees of the Employer.

           11.5 NO REVERSION. Except as otherwise expressly permitted hereunder, no assets of the Plan or the Trust shall ever revert to or be used or enjoyed by the Employer, nor, prior to the satisfaction of all liabilities under this Plan to Participants and their Beneficiaries, shall any of the assets of the Plan or Trust ever be used other than for the benefit of the Employees of the Employer and their Beneficiaries and defraying reasonable expenses of administering the Plan.

           11.6 EFFECT OF SOCIAL SECURITY BENEFITS. Benefits paid to or on behalf of a retired or terminated Participant hereunder shall not be reduced or otherwise affected by increases or other adjustments in Social Security benefits such Participants may receive.

           11.7 TITLES. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning or construction of the Plan.

           11.8 SEVERABILITY. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be constructed and enforced as if such provision had not been included herein.

           11.9 APPLICABLE LAW. This Plan shall be construed in accordance with the laws of the State of New Jersey.

           11.10 INITIAL QUALIFICATION. This Plan has been adopted and is based upon the condition precedent that the Internal Revenue Service issue its determination that it meets the requirements of the Code and regulations issued hereunder with respect to qualified plans. Notwithstanding any other provision herein, if the Internal Revenue Service determines that the Plan does not initially qualify under the Code, any assets attributable to Employer contributions which have been made prior to notice of such adverse determination shall be returned to the Employer, and this Plan shall terminate.

      IN WITNESS WHEREOF, Harvard Industries, Inc. has caused this Plan, restated and amended effective January 1, 1989, to be made, executed and delivered by its Vice-President and its seal to be affixed hereto as of this 28th day of June, 1994 (the date the restated plan was signed).

Dated:  February 1, 1995.

                                        HARVARD INDUSTRIES, INC.


                                        By: /s/  JOSEPH J. GAGLIARDI
                                            ------------------------
                                                 Joseph J. Gagliardi

ATTEST:

  /s/ RICHARD T. DAWSON
  ---------------------
      Richard T. Dawson
      Secretary

[Corporate Seal]

                             FIRST AMENDMENT TO THE
                   HARVARD CAPITAL ACCUMULATION PLAN AND TRUST

      Harvard Industries, Inc. (the "Company") has retained the authority to amend the Harvard Capital Accumulation Plan (the "Plan') from time to time. The Company now wishes to amend the Plan to authorize immediate distributions from the Plan to Participants transferred to employment of other specified employers in connection with certain sales of business by the Company. Accordingly, the Company hereby adopts the following amendment to the Plan, effective February 1, 1995:

1. Section 3.6 shall be amended by adding new subsection (d) at the end of the Section to read as follows:

           (d) DISTRIBUTION EXCEPTION FOR CERTAIN SALES OF BUSINESS. Effective December 23, 1994, the Employer sold substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in the trade or business which the Employer conducted at the Pocahontas, Arkansas plant to MacLean-Fogg Company. In connection with that asset sale, any Participant who continues employment with MacLean-Fogg Company following the sale is eligible for distribution from all Accounts under the Plan as if he has incurred a separation from service, provided such distribution constitutes a lump sum distribution, and is determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

2.    Section 5.6 is amended by adding the following language at the end of the
      Section:

      Effective December 23, 1994, the Employer sold substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in the trade or business which the Employer conducted at the Pocahontas, Arkansas plant to MacLean-Fogg Company. In connection with that asset sale, any Participant who continues employment with MacLean-Fogg Company following the sale is entitled to distribution of the balances in all his Accounts under the Plan as if he has incurred a termination of employment from the Employer, provided such distribution constitutes a lump sum distribution, and is determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

3.    In all other respects, the Plan is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the 20th day of January, 1995.

                                             HARVARD INDUSTRIES, INC.


                                             By: /s/ RICHARD T. DAWSON
                                                 ---------------------
                                                     Richard T. Dawson

                                                         "EMPLOYER"

                             SECOND AMENDMENT TO THE
                        HARVARD CAPITAL ACCUMULATION PLAN

      Harvard Industries, Inc. (the "Company") has retained the authority to amend the Harvard Capital Accumulation Plan (the "Plan") from time to time. The Company now wishes to amend the Plan to authorize investment in company stock as well as to make certain other changes to the operation of the Plan. Accordingly, the Company hereby adopts the following amendment to the Plan. effective April 1, 1995:

      1.   Section 1.3(d)(1) is amended in its entirety to read as follows:

           (1) For Employees who are paid on an hourly basis, the total taxable compensation paid to such Employee by the Employer during the Plan Year increased for elective contributions. For this purpose, "elective contributions" are amounts excludible from the Employee's gross income under Code ss.ss.125, 402(a)(8) or 402(h), and contributed by the Employer, at the Employee's election, to a Code ss.401(k) arrangement, a Simplified Employee Pension or a cafeteria plan.

2.    Section 1.3(d)(2) is amended in its entirety to read as follows:

           (2) For Employees who are paid on a salaried basis, the Employee's base salary increased by any overtime and shift premium pay received by the Employee during the Plan Year increased by elective contributions but excluding any bonus or other additional compensation; and excluding amounts paid prior to an Employee becoming a Participant hereunder and amounts paid after an Employee ceases to be eligible to be a Participant in accordance with Section 2.2 hereof. For this purpose, "elective contributions" are amounts excludible from the Employee's gross income under Code ss.ss.125, 402(a)(8) or 402(h), and contributed by the Employer, at the Employee's election, to a Code ss.401(k) arrangement, a Simplified Employee Pension or a cafeteria plan. Effective as of January 1, 1989, no Employee shall be permitted to have Elective Deferrals or any other contribution made by Employer under this Plan during any calendar year based on compensation in excess of $200,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

3.    Section 1.4(g) is amended in its entirety to read as follows:

                (g) "HARDSHIP"

                     (1) "HARDSHIP" means an immediate and heavy financial need of a Participant that cannot reasonably be met from other resources of the Participant. Any distribution made based on the existence of hardship shall not exceed the amount needed to meet the need created by the hardship. All determinations of hardship shall be made by the Plan Committee or its designee pursuant to rules uniformly applied to all Participants similarly situated. Commencing April 1, 1995, a hardship distribution must be on account of one or more of the following immediate and heavy financial needs: (1) medical expenses described in Code ss.213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition and related educational fees, room and board, for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents; (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any other event designated by Treasury regulations for the safe harbor definition of hardship.

                (2) EMPLOYEE REPRESENTATION. The Plan Committee will treat the distribution as the amount necessary to satisfy the immediate and heavy financial need, without further determination of other available resources, if the Participant represents, and the Plan Committee determines under the facts and circumstances it is reasonable to rely on that representation, he is not able to relieve his immediate and heavy financial need: (a) through reimbursement or compensation by insurance or otherwise; (b) by reasonable liquidation of the Participant's assets (including the assets of the Participant's spouse or of the Participant's minor children, if those assets are reasonably available to the Participant); (c) by cessation of elective deferrals or of employee contributions under the Plan; (d) by other distributions or nontaxable loans from this Plan or from any other qualified Plan maintained by the Employer or by any other Employer; or (e) by borrowing from commercial sources on reasonable commercial terms.

4.    Section 2.2 is amended in its entirety to read as follows:

           2.2 ELIGIBILITY FOR PARTICIPATION. Each Employee other than an individual whose terms and conditions of employment are determined by a collective bargaining agreement to which the Employer is a party (unless the collective bargaining agreement specifically provides for the inclusion of its members in this Plan), shall be eligible to become a Participant upon completion of one Year of Service, except that

      /bullet/ an individual who becomes an Employee by September 1, 1988, shall become a Participant as of September 1, 1988,

      /bullet/ an individual who becomes an Employee of Trim Trends, Inc. or any of its subsidiaries by October 1. 1988, shall become a Participant as of October 1, 1988, and

      /bullet/ beginning April 1, 1995, an Employee eligible to participate in the Plan shall become a Participant as of the first day of the month following completion of 30 days of employment with the Employer. Such Participant shall be eligible to make Elective Contributions described in Section 3.4(a) commencing on the date participation commences and shall be eligible to share in Matching Contributions described in Section 3.1 upon completion of one Year of Service.

5.    Section 2.3 is amended in its entirety to read as follows:

           2.3 PARTICIPATION. Each Employee who is employed by the Employer as of April 1, 1988, and who is not excluded under Sections 2.1 and 2.2 shall be a Participant effective as of that date. Each other Employee eligible to participate in accordance with Section 2.2 shall become a Participant as of the first day of the month immediately succeeding the month in which he completes the eligibility requirements described in Section 2.2.

6.    Section 3.  l(a) is amended in its entirety to read as follows:

           (a) AMOUNT. The amount of the Employer's Matching Contribution shall be equal to 50% of that portion of a Participant's Elective Deferral which does not exceed two (2%) percent of the Participant's Compensation and 25% of a Participant's Elective Deferral which exceeds two (2%) percent, but not in excess of six (6%) percent, of the Participant's Compensation. For this purpose, the Matching Contribution will consider only Compensation earned and Elective Deferrals deposited on behalf of Compensation earned after the first day of the month that follows the Participant's completion of one Year of Service.

7. Section 3.5(a) is amended by adding the following language at the end of that subsection:

      Notwithstanding the above, effective April 1, 1995, the Plan has ceased accepting Participant Voluntary Contributions. Accordingly, the will not accept any Participant Voluntary Contributions on or after April 1, 1995.

8.    Section 3.6(a) is amended in its entirety to read as follows:

           (a) PARTICIPANT'S ELECTIVE DEFERRAL ACCOUNT.

                (1) A Participant may not withdraw any amount attributable to his Elective Deferrals prior to the Participant's retirement, death, disability, separation from service or attainment of age 59 1/2 except in the case of hardship as defined in Section 1.4(g). Upon application to the Plan Committee for a withdrawal based on hardship, the Plan Committee shall make a determination of the existence of hardship. If the Plan Committee determines that a hardship exists with respect to the Participant, the Participant may withdraw up to 100 percent of his vested interest in the Participant's Elective Deferral Account, but not in excess of the amount requested by the Participant in his initial application. Withdrawal of amounts less than the total amount in the Participant's Elective Deferral Account shall be in units of $1,000 with a minimum withdrawal of $1,000. The Plan Committee shall implement the foregoing by such rules, regulations, forms and procedures as to which the Plan Committee seems appropriate, provided always that participants similarly situated be treated uniformly. After December 31, 1988, hardship withdrawals may be made from Participant's Elective Deferrals only, excluding withdrawal of ny income earned by Participant's Elective Deferrals after December 31, 1988.

           (2) RESTRICTIONS. Effective April 1, 1995, the following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make Elective Deferrals to the Plan for the 12-month period following the date of his hardship distribution; and (b) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the limitation of Code Section 402(g), reduced by the amount of the Participant's Elective Deferrals made in the taxable year of the hardship distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

           (3) An Employee continues to be an eligible Employee during a period the Plan suspends the Employee's right to make Elective Deferrals following a hardship distribution.

9. Section 3.13 is amended by adding the following new subsection (c) at the end of the Section:

           (c)  INVESTMENT IN HARVARD SHARES.

                (1) Effective April 1, 1995, the Plan will offer a fifth investment option to Participants for investment in accordance with the procedures of subsections (a) and (b) above except that allocations (and switches) between any of the funds may be made in multiples of 20%. The fifth investment option that is available to Participants in the Plan is investment in whole shares of Class B common stock, $.01 par value, of Harvard Industries, Inc., a Delaware corporation ("Harvard Shares").

                (2) A purchase or sale of Harvard Shares pursuant to this subsection shall be made in whole shares as soon as practicable after receipt of the Participant's direction. Funds designated for investment in Harvard Shares that are insufficient to purchase a whole share shall be held by the Plan in the fixed income fund.

                (3) Purchase and sale of Harvard Shares shall be made at the fair market value of the shares as determined by the Plan Committee in its sole discretion; provided, however, that (A) if the shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the shares are admitted to quotation on NASDAQ and have not been designated a NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the shares on such system on such date.

                (4) Harvard Shares purchased by the Plan on behalf of a Participant's accounts shall be owned by the Trust and the Participant will not have rights as a stockholder with respect to such shares. The Participant shall not have any right to distribution of such shares. All rights of ownership related to such shares, including the right to vote such shares, shall be exercised by the Plan Committee, in its sole discretion. Any dividends received in connection with such shares shall be allocated to the accounts of the Participant on whose behalf the shares are held.

10.   In all other respects, the Plan is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the 10th day of March, 1995.


                                             HARVARD INDUSTRIES, INC.


                                             By: /s/ RICHARD T. DAWSON
                                                 ---------------------
                                                     Richard T. Dawson

                                                         "EMPLOYER"

                             THIRD AMENDMENT TO THE
                        HARVARD CAPITAL ACCUMULATION PLAN

      Harvard Industries, Inc. (the "Company") has retained the authority to amend the Harvard Capital Accumulation Plan (the "Plan") from time to time. The Company now wishes to amend the Plan to revise the Plan provisions addressing investment in company stock and to authorize distributions in the form of company stock. Accordingly, the Company hereby adopts the following amendment to the Plan, effective July 1, 1995:

1. Section 3.13(b) is amended by adding the following sentence to the end of that subsection:

      Notwithstanding the above, effective July 1, 1995, the allocations between Investment Funds may be made in multiples of 5%.

2. The language added to the Plan as part of the Second Amendment adding new subsection 3.13(c) describing the new Company Stock Fund is hereby revoked and eliminated retroactively to April 1, 1995. Such language is replaced, effective July 1, 1995 with the language described at number 3 of this amendment as described below.

3. Section 3.13 is amended by adding the following new subsection (c) at the end of the Section:

           (c) INVESTMENT IN COMPANY STOCK FUND.

                (1) Effective July 1, 1995, the Plan will offer a fifth investment option to Participants for investment in accordance with the procedures of subsections (a) and (b) above except that allocations (and switches) between any of the funds may be made in multiples of 5%. The fifth investment option that is available to Participants in the Plan is investment in the Company Stock Fund, an investment fund that will be invested primarily in shares of Class B common stock, $.01 par value, of Harvard Industries, Inc., a Delaware corporation ("Harvard Shares").

                (2) The Company Stock Fund described in this subsection shall be invested primarily in whole shares of Harvard Shares. Funds in the Company Stock Fund that are not invested in Harvard Shares shall be held in short term money market fund investments.

                (3) Purchase and sale of Harvard Shares shall be made at the fair market value of the shares. If the shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported. If the shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the shares on such system on such date or on the last day preceding such date on which a sale was reported. If the shares are admitted to quotation on NASDAQ and have not been designated a NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the shares on such system on such date. If none of the above apply, fair market value on any date shall be determined by the Plan Committee in its.sole discretion.

                (4) Harvard Shares held in the Company Stock Fund shall be owned by the Trust and the Participant will not have rights as a stockholder with respect to such shares except as provided in this subsection 3.13(c).

                (5) The Participant shall have the right to vote shares held by the Company Stock Fund to the extent such shares are attributable to the Participant's accounts on a voting record date. The Trustee shall determine on each voting record date the number of shares (both whole and fractional shares) attributable to each Participant's accounts that are invested in the Company Stock Fund on such date and shall contact the respective Participants for voting instructions with respect to such shares. Any shares for which the Trustee does not receive voting instructions from a Participant shall be voted by the Trustee in its sole discretion. Any voting power exercised by the Trustee shall be voted after consideration by the Trustee of the issues involved and determination by the Trustee as to how the shares should be voted considering the best interests of the Plan and its Participants and Beneficiaries. The Trustee may receive a statement of voting preference for the unvoted shares from the Plan Committee and may follow that Committee direction if it determines that the manner of voting directed by the Committee will result in a vote that is in the best interests of the Plan and its Participants and Beneficiaries.

                (6) Each Participant who has a portion of his accounts invested in the Company Stock Fund at the date he/she becomes entitled to a distribution from the Plan shall be entitled to receive a distribution from the Plan in the form of Harvard Shares, to the extent of such Participant's Company Stock Fund investment. As of any such distribution date, the Trustee shall determine the portion of the Company Stock Fund attributable to the Participant's accounts and shall make available for distribution to the Participant that number of whole shares. The portion of the Participant's account attributable to a fractional share shall be distributed in cash. A Participant who does not elect to receive a distribution of Harvard Shares shall receive a cash distribution. Notwithstanding the above, a Participant whose distribution is subject to mandatory distribution under the provisions of Section 5.10 (accounts valued at $3,500 or less) shall not be entitled to elect a stock distribution under this subsection.

                (7) All other rights of ownership related to such shares, shall be exercised by the Trustee, in its sole discretion. Any dividends received in connection with such shares shall be held as a part of the Company Stock Fund resulting in increase in value to the accounts of all Participant who have funds invested in the Company Stock Fund.

4.    In all other respects, the Plan is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the 15th day of March, 1995.

                                             HARVARD INDUSTRIES, INC.


                                             By: /s/ RICHARD T. DAWSON
                                                 ---------------------
                                                     Richard T. Dawson

                                                         "EMPLOYER"

                             FOURTH AMENDMENT TO THE
                        HARVARD CAPITAL ACCUMULATION PLAN

      Harvard Industries, Inc. (the "Company") has retained the authority to amend the Harvard Capital Accumulation Plan (the 'Plan") from time to time. The Company now wishes to clarify the Plan's provisions addressing investment funds available under the Plan and to clarify the availability of hardship distributions and age 59-1/2 distributions from prior plan balances. Accordingly, the Company hereby adopts the following amendment to the Plan, effective April 1, 1988, or such other date as provided below:

1. Section 3.6(a)(1) is amended by adding the following sentence to the end of that subsection:

      The Participant's Elective Deferrals for purposes of this subsection include Elective Deferrals held as a part of the Participant's Prior Plan Account balance.

2. Effective January 1, 1989, Section 3.13(b) is amended to reflect the replacement of the GIC Fund in the plan with the Vanguard Investment Fund. The revised Section 3.13(b) shall read as follows:

                (b) CHANGE IN INVESTMENT FUNDS. A Participant may change the allocation of his contributions and account balances to the Investment Funds only within the first ten (10) days of each calendar quarter, with the exception of the Vanguard Investment Contract which is subject to additional restrictions on transfers into and out of the fund as required by the Investment Contract. The allocation must be in multiples of 25% (59% on or after July 1, 1995) and a switch of existing balances must be in such percentages. The Plan Committee shall furnish to the Participant information which fully describes these funds, including all current prospectuses. No person is authorized to distribute to a Participant information concerning any fund that is not contained in a prospectus.

3.    Section 6.2(b) is amended in its entirety to read as follows:

                (b) NORMAL FORM AND TUNE OF DISTRIBUTION. The normal form of distribution of the Prior Plan Balances shall be a qualified joint and survivor annuity, unless the Participant (and, if the Participant is married at the date of distribution, the Participant's spouse) have consented to receive payment of the benefit in another form of benefit payment. Otherwise, the Participant's Prior Plan Balances shall be distributed to the Participant in a lump sum the same as is provided in
      Article V hereof. Distribution of Prior Plan Balances shall be available at the same times as is provided in Article V hereof and Section 3.6 hereof. Distributions made pursuant to this Section shall be deemed to be made as of the last day of the preceding accounting quarter and the Participant's Prior Plan Balance Account shall be reduced accordingly.

4. Section 6.2(d) is amended by replacing the first sentence of that subsection in its entirety to read as follows:

      A qualified joint and survivor annuity is an annuity for the life of the Participant with, if the Participant is married, a survivor annuity for the life of the Participant's spouse which is equal to 50% of the amount of the annuity payable during their joint lives.

5.    Section 6.2(e) is amended in its entirety to read as follows:

                (e) The Participant shall not be considered married for purposes of paragraph (d) and (h) hereof, if on the date as of which distribution begins (or the date of death) he has been married for less than one (1) year.

6.    Section 6.2(h)(2) is amended in its entirety to read as follows:

                     (2) If the Participant dies before distribution of his or her interest commences, the Participant's entire Prior Plan Account interest will be distributed no later than five (5) years after the Participant's death, except to the extent that an election is made to receive distributions in accordance with (A) or (B) below but subject in all events to (C) below:

                          (A) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of a Designated Beneficiary commencing no later than one (1) year after the Participant's death; or

                          (B) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to commence in accordance with (A) above shall not be earlier than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distribution shall be made as if the spouse had been the Participant.

                          (C) If the Participant is married on the date of his death, a portion of the Participant's Prior Plan Balance shall be distributed to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in subsection 6.2(i) below) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 100% of the Participant's Prior Plan Balance (determined as of the date of the Participant's death) and which is payable for the life of the surviving spouse. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in (A) and (B) above, and may elect any of the forms of payment described in Section 6.2(c), in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse. the preretirement survivor annuity must begin distribution on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death: (ii) the date the Plan Committee receives notification or otherwise confirms the Participant's death; (iii) the dare the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

7. Section 6.2 is amended by adding the following new subsection (i) at the end of the Section:

                (i)  WAIVER ELECTIONS.

                     (1) QUALIFIED JOINT AND SURVIVOR ANNUITY. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Plan Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period. A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this subsection, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this subsection apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order.

           The Plan Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Committee establishes the Participant does not have a spouse, the Plan Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

                     (2) PRERETIREMENT SURVIVOR ANNUITY. The Plan Committee must provide a written explanation of the preretirement survivor annuity to each married Participant and will allow the Participant, with the consent of his or her spouse to waive the preretirement survivor annuity in favor of designating a different Designated Beneficiary for death benefits under the Plan. A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in paragraph 6.2(i)(1) above, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is "irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Plan Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause
      (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age
      35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this paragraph.

8.    In all other respects, the Plan is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment on the 4th day of August, 1995.

                                             HARVARD INDUSTRIES, INC.


                                             By: /s/ RICHARD T. DAWSON
                                                 ---------------------
                                                     Richard T. Dawson

                                                         "EMPLOYER"

                             FIFTH AMENDMENT TO THE
                        HARVARD CAPITAL ACCUMULATION PLAN

      Harvard Industries, Inc. (the "Company") has retained the authority to amend the Harvard Capital Accumulation Plan (the "Plan") from time to time. The Company now wishes to clarify the Plan's provisions addressing the identity of a Participant's beneficiary at death, to clarify the ability of a participant to withdraw earnings on after tax contributions, to clarify the replacement of the old GIC investment fund with the Vanguard Investment Contract, to clarify the Plan's application to temporary employees, to authorize distributions as early as 7 days after delivery of the benefit explanation to a Participant and to exclude from the Plan employees transferring to the Company from Doehler-Jarvis, Inc. during the period that they remain eligible to share in contributions under the Doehler-Jarvis Profit Sharing and Savings Plan. Accordingly, the Company hereby adopts the following amendment to the Plan, effective March 18, 1996, except as otherwise provided below:

1. Section 2.2 is amended by adding the following language to the end of that subsection:

      /bullet/ an individual employed on a temporary basis, probationary basis or special contract basis or in any other job position other than as a regular Employee is not eligible to participate in the Plan.

      /bullet/ any individual who becomes an Employee as a result of a transfer from Doehler-Jarvis, Inc. on or after July 31, 1995, and who, on his date of transfer is eligible to participate in the Doehler-Jarvis, Inc. Profit Sharing and Savings plan (the "Doehler-Jarvis Plan") shall not be eligible to participate in this Plan during the period that he remains eligible to share in contributions made under the Doehler-Jarvis Plan and shall be eligible to participate in this Plan no earlier than the first day of the Plan Year which commences after the transfer occurs.

2. Effective January 1, 1995, Section 3.6(c) is amended in its entirety to read as follows:

                (c) PARTICIPANT'S VOLUNTARY CONTRIBUTION. A Participant may withdraw up to 100% of his accumulated contributions in his Participant's Voluntary Contribution Account. If the Plan Administrator maintains sub-accounts with respect to Voluntary Contributions (and earnings thereon) which were made on or before a specified date, a Participant may designate which sub-- account shall be the source for his withdrawal. A Participant shall file a written request for withdrawal from the Participant's Voluntary Contribution Account with the Plan Committee at least thirty (30) days prior to the date of withdrawal. Withdrawal of amounts less than the total amount in the Participant's Voluntary Contribution Account shall be in units of $1,000 with a minimum withdrawal of $1,000. Once a Participant has made a withdrawal from his Voluntary Contribution Account, he shall be suspended from making any such Voluntary Contribution until the next calendar year.

3. Effective January 1, 1995, Section 3.13(a) is amended in its entirety to read as follows:

                (a) DESIGNATION AS ERISA SS.404(C) PLAN. The Trustee holding or investing any Plan funds shall invest the Participant's Elective Deferrals, Voluntary Contributions and Employer Contributions allocated to his accounts in one of four funds as selected by the Participant in writing and filed with the Plan Committee: a growth fund comprised of common stocks, the Vanguard Investment Contract, a balanced fund and a fixed income fund comprised of short term money market instruments. By providing the Participants with the information necessary to make an informed choice concerning the investments appropriate for the Participant and requiring a Participant to make an investment selection and by designating the Plan Committee as the identified plan fiduciary to accept such investment choices and to distribute such investment information, it is intended that the Plan qualify as an ERISA ss.404(c) Plan. This means that to the extent the Plan does so qualify, with respect to each Participant the Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investments choices made by the Participant or the Participant's beneficiary.

4. Effective January 1, 1995, Section 5.5 is amended by replacing the first three sentences of that section in their entirety with the following:

           In the event of a Participant's death prior to the Participant's termination of employment with the Employer, the balances in such Participant's accounts shall become payable to the Participant's Beneficiary as designated under the Plan. In the event of a Participant's death after the

           Participant's termination of employment with the Employer, the vested balances in such Participant's Accounts shall become payable to the Participant's Beneficiary as designated under the Plan. Distribution of such balances shall be made at the time and in the manner provided by Section 5.8. Unless otherwise elected in the manner prescribed in this Section, the Beneficiary of any death benefit payable under the Plan shall be the Participant's spouse.

5. Section 5.7 is amended by adding new subsection (d) at the end of that section reading as follows:

                (d) Notwithstanding anything to the contrary in this Section 5.7, the annuity starting date may be amended after the Participant has received the written explanation of benefits described in subsection (a) above.

6. Section 6.2(i)(1) is amended by adding the following new paragraph to the end of that subsection reading as follows:

                The annuity starting date described in the written explanation of benefits that is given to the Participant shall be a proposed annuity starting date that may be changed by the Plan Committee at the request of the Participant to an earlier date provided (i) the revised date is after the date that the Participant received the written explanation and (ii) distribution does not commence before at least seven days have passed following the date that the written explanation of benefits is delivered to the Participant. In addition, distribution may not begin prior to the date that the Participant returns his or her written election to the Plan Committee requesting the change in the annuity staring date. Any change that the Plan Committee makes to the annuity starting date pursuant to this paragraph shall be used when determining the time of any distribution to the Participant under any other Section of this Plan.

7.    In all other respects, the Plan is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment on the 18th day of March, 1996.

                                             HARVARD INDUSTRIES, INC.



                                             By:_____________________

                                                    "EMPLOYER"

                             SIXTH AMENDMENT TO THE
                        HARVARD CAPITAL ACCUMULATION PLAN

      Harvard Industries, Inc. (the "Company") has retained the authority to amend the Harvard Capital Accumulation Plan (the "Plan") from time to time. The company now wishes to amend the Plan to authorize the withdrawal of rollover contributions in the event of a participant hardship. Accordingly, the Company hereby adopts the following amendment to the Plan, effective September 1, 1996, except as otherwise provided below:

1. Section 3.6 is amended by adding the following new subsection (e) at the end of that subsection:

                (e) Participant's Rollover Contribution. A Participant may withdraw up to 100% of his Participant Rollover Account (including earnings) in the case of hardship as defined in Section 1.4(g). A Participant requesting a hardship distribution from his Rollover Account shall be subject to the same standards, suspensions and restrictions in connection with the distribution as would apply to a hardship distribution from the Participant's Elective Deferral Account as described in Section 3.6(a) except for the restriction on distribution of earnings in the Account.

2. Section 3.14(a) shall be amended by adding the following new language at the end of the subsection:

           In addition, the total balance in the Rollover Account shall be available for hardship distribution in the same manner as the balances in the Participant's Elective Deferral Account in accordance with Section 3.6(e)

3.    In all other respects, the Plan is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment on the ________ day of _________________, 1996.


                                             HARVARD INDUSTRIES, INC.


                                             By: /s/ RICHARD T. DAWSON
                                                 ---------------------
                                                     Richard T. Dawson

                                                         "EMPLOYER"


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